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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐ Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Investors Real Estate Trust (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

INVESTORS REAL ESTATE TRUST 1400 31st Ave SW, Suite 60 P.O. Box 1988 Minot, ND 58702-1988

August 7, 2018

Dear Fellow Shareholders:

It is a pleasure to invite you to attend the 48th Annual Meeting of Shareholders of Investors Real Estate Trust (the "Company"), to be held on Tuesday, September 18, 2018, at 9:00 a.m. Central Daylight Time, at the Grand Hotel, 1505 North Broadway, Minot, North Dakota 58703.

At the annual meeting, you will be asked to vote on the following items:

  1.
  The election of the eight nominees named in the Proxy Statement as trustees of the Company, each for a term of one year and until his or her successor is duly elected and qualified;

  2.
  an advisory vote on executive compensation;

  3.
  the ratification of Grant Thornton LLP as the Company's independent auditor for the current fiscal year; and

  4.
  such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Following the adjournment of the official business portion of the 2018 Annual Meeting, the Company's management will present a report on the operations of the Company, followed by a question and answer period. After the 2018 Annual Meeting, you will have the opportunity to speak informally with trustees and officers of the Company.

The Board of Trustees recommends that you vote to (1) elect the eight trustee nominees named in the Proxy Statement; (2) approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and (3) ratify the appointment of Grant Thornton LLP as the Company's independent auditor for the current fiscal year.

Information about the 2018 Annual Meeting and the formal business to be acted on by our shareholders is included in the Notice of Annual Meeting and the Proxy Statement that follow. Our 2018 proxy materials and 2018 Annual Report are available online at www.proxyvote.com.

On or about August 7, 2018, we mailed our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on: (1) how to access our 2018 Proxy Statement and 2018 Annual Report via the Internet and (2) how to vote. The notice also included instructions on how to receive a paper copy of the proxy materials. On or about August 7, 2018, other shareholders, in accordance with their prior requests, were sent e-mail notifications containing instructions on how to access our proxy materials via the Internet and to vote, or have been mailed paper copies of our proxy materials and a proxy card or voting form.

Please refer to the Proxy Statement for details on the 2018 Annual Meeting, including detailed information on each of the proposals to be voted on at the meeting. Your shareholder vote is important, and I encourage you to vote promptly. I look forward to seeing you at the 2018 Annual Meeting.

Sincerely, INVESTORS REAL ESTATE TRUST
Mark O. Decker, Jr. President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Tuesday, September 18, 2018, at 9:00 a.m. CDT

Notice is hereby given that the 2018 Annual Meeting of Shareholders (the "Annual Meeting") of Investors Real Estate Trust (the "Company") will be held on Tuesday, September 18, 2018, at 9:00 a.m. Central Daylight Time, at the Grand Hotel, 1505 North Broadway, Minot, North Dakota 58703, for the following purposes:

  1.
  To elect the eight nominees named in the Proxy Statement as trustees of the Company, each for a term of one year expiring at the 2019 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified;

  2.
  To hold an advisory vote on executive compensation (the "say on pay vote");

  3.
  To ratify Grant Thornton LLP as the Company's independent auditor for the current fiscal year; and

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

These items are described in more detail in the Proxy Statement. We have not received notice of any other matters that may properly be presented at the Annual Meeting.

The Company's Board of Trustees has fixed the close of business on July 23, 2018 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Important Notice Regarding the Availability of Proxy Materials for the Company's 2018 Annual Meeting to be held on September 18, 2018: The 2018 proxy materials and 2018 Annual Report are available at www.proxyvote.com.

By Order of the Board of Trustees,
Anne Olson General Counsel and Secretary

Minot, North Dakota
August 7, 2018

It is important that your shares be represented and voted at the 2018 Annual Meeting. You can vote your shares by one of the following methods: (1) by Internet; (2) by telephone; (3) if you received your proxy materials by mail, by mailing your proxy card; or (4) in person at the 2018 Annual Meeting. Any proxy may be revoked in the manner described in the Proxy Statement at any time prior to its exercise at the 2018 Annual Meeting.

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INVESTORS REAL ESTATE TRUST

1400 31st Avenue SW, Suite 60
P.O. Box 1988
Minot, ND 58702-1988
Telephone: (701) 837-4738
Fax: (701) 838-7785

PROXY STATEMENT

August 7, 2018

Proxies are solicited by the Board of Trustees (the "Board" or "Board of Trustees") of Investors Real Estate Trust, a North Dakota real estate investment trust (the "Company"), for use at the Company's 2018 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, September 18, 2018, at 9:00 a.m. Central Daylight Time. The Annual Meeting will be held at the Grand Hotel, 1505 North Broadway, Minot, North Dakota 58703. Only the holders of record of the Company's common shares of beneficial interest, no par value ("Shares" or "common shares"), at the close of business on July 23, 2018 (the "Record Date"), are entitled to vote at the Annual Meeting. The holders of the Company's 6.625% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value, are not entitled to vote at the Annual Meeting. As of the close of business on July 23, 2018, the Company had 119,393,184 Shares issued and outstanding, each of which is entitled to one vote at the Annual Meeting. Thirty-three and one-third percent (33-1/3%) of the Shares outstanding on the Record Date must be present in person or represented by proxy to constitute a quorum.

The cost of soliciting proxies will be borne by the Company. The Company has engaged Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 ("Morrow Sodali") to assist with the solicitation of proxies. The Company will pay Morrow Sodali a fee of $8,000 plus reimbursement of out-of-pocket expenses and disbursements currently estimated at an additional $6,000, with the final amount of such disbursements depending on the level of services actually provided. Trustees, officers, and employees of the Company may, without additional compensation, solicit proxies by mail, email and/or telephone.

The Company is furnishing proxy materials to its shareholders primarily via the Internet. On or about August 7, 2018, the Company mailed to its shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Company's proxy materials, including the 2018 Proxy Statement and the 2018 Annual Report, and how to vote through the Internet, by mail or in person. On or about August 7, 2018, certain shareholders, in accordance with their prior requests, were sent e-mail notifications of how to access the proxy materials and to vote or have been mailed paper copies of the Company's proxy materials and a proxy card or voting form.

Internet distribution of the Company's proxy materials is designed to expedite receipt by shareholders, lower the cost of the Annual Meeting, and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive the Company's proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

The Company will request banks, brokerage houses, and other institutions, nominees, and fiduciaries to forward the proxy materials to the beneficial owners of Shares and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse banks, brokerage houses, and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to the beneficial owners. If a shareholder is a participant in the Company's Distribution Reinvestment and Share Purchase Plan (the "DRSP Plan"), the proxy represents a voting instruction as to the number of full Shares in such shareholder's DRSP Plan account, as well as any Shares held directly by the shareholder.

You may vote your Shares at the Annual Meeting in person. If you cannot attend the Annual Meeting in person, or you wish to have your Shares voted by proxy even if you do attend the Annual Meeting, you may vote by duly authorized proxy over the Internet, by telephone, or by mail. In order to vote over the Internet, you must first go to www.proxyvote.com, have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form available and follow the instructions.

In order to vote by telephone, you must call 1-800-690-6903, have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form available and follow the instructions.

To vote by mail using a proxy card, you must sign, date, and mail the proxy card in the envelope provided. You may request a proxy card as instructed in the Notice of Internet Availability of Proxy Materials.

To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which will be provided at the meeting.

All properly executed or authorized proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. If no vote is specified on such a proxy, or no vote is specified as to a particular proposal, the Shares represented by such proxy as to such no vote will be voted FOR the election of each of the eight trustee nominees, FOR the advisory approval of executive compensation, and FOR the ratification of the selection of Grant Thornton LLP as the Company's independent auditor for the current fiscal year. If other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. The Company has not received notice of other matters that may properly be presented for voting at the Annual Meeting.

If your shares are held in the name of a broker, you should receive a voting instruction form from your broker. Your broker will vote your shares in the manner you timely indicate pursuant to the voting instruction form. If you do not timely indicate your voting instructions to your broker, the broker will not be permitted to vote your shares at the Annual Meeting on Proposal 1 (election of trustees) and Proposal 2 (advisory vote on executive compensation) because such proposals are not routine matters under the New York Stock Exchange ("NYSE") rules. However, your broker may, in its discretion, vote your shares on Proposal 3 (ratification of Grant Thornton LLP as the Company's independent auditor) if you do not timely indicate voting instructions on that proposal because the proposal is a routine matter under the NYSE rules. Accordingly, if you hold shares in street name in a bank or brokerage account, it is critical that you cast your vote if you want it to count in the election of trustees and the advisory vote on executive compensation.

Shares entitled to vote but which, at the direction of the beneficial owner, are not voted on one or more matters ("abstentions") will be counted for the purpose of determining whether there is a quorum for the transaction of business at the Annual Meeting. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers (i.e., broker non-votes) are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.

The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to elect each of the eight trustee nominees (Proposal 1); to approve, on an advisory basis, executive compensation (Proposal 2); and to ratify the selection of Grant Thornton LLP as the Company's independent auditor (Proposal 3).

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before polls close at the Annual Meeting by either: (1) delivering to Anne Olson, the Secretary of the Company, a written notice of revocation or a duly executed proxy bearing a later date; (2) authorizing a subsequent proxy by telephone or through the designated Internet site; or (3) attending the Annual Meeting and voting in person. If your shares are held on your behalf by a broker, bank, or other nominee, you must contact them to receive instructions on how to revoke your proxy.

The Company's principal executive offices are located at 1400 31st Avenue SW, Suite 60, Minot, ND 58702. The Company's telephone number is (701) 837-4738, and the facsimile number is (701) 838-7785.

PROPOSAL 1: ELECTION OF TRUSTEES

Description of Proposal

The Articles of Amendment and Third Restated Declaration of Trust of the Company (the "Declaration of Trust") provide that the Board of Trustees shall be composed of not less than five nor more than fifteen trustees. The Board currently consists of nine trustees.

Jeffrey P. Caira, Michael T. Dance, Mark O. Decker, Jr., Emily Nagle Green, Linda J. Hall, Terrance P. Maxwell, John A. Schissel, and Mary J. Twinem have been nominated for election as trustees at the Annual Meeting, to serve for a term of one year expiring at the 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Jeffrey L. Miller, who has served as a Trustee for the Company for 33 years, will not stand for election because he has reached the mandatory retirement age of 74 under the Company's Governance Guidelines.

All of the nominees are presently serving as trustees of the Board and were recommended for nomination for re-election by the Nominating and Governance Committee of the Board.

In the unanticipated event that any nominee should become unavailable for election, either the persons named as proxies on the proxy card will have discretionary authority to vote pursuant to the proxy card for a substitute nominee nominated by the Board or the Board, on the recommendation of the Nominating and Governance Committee, may reduce the size of the Board and number of nominees.

Required Vote

The affirmative vote of a majority of the votes of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to elect each of the eight trustee nominees.

Vote Recommended

The Board recommends that shareholders vote FOR Jeffrey P. Caira, Michael T. Dance, Mark O. Decker, Jr., Emily Nagle Green, Linda J. Hall, Terrance P. Maxwell, John A. Schissel, and Mary J. Twinem.

Nominees

The following table sets forth the names of and biographical information regarding each of the nominees, including their age as of July 1, 2018, principal occupation, the year they each first became a trustee, their current Board committee memberships, and the experience, qualifications, attributes and skills that have led the Board to conclude that they should serve as a trustee of the Company.

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Jeffrey P. Caira Chair	Independent Trustee (NYSE: IRET), Former Director — Co-Portfolio Manager with AEW Capital Management

Jeffrey P. Caira has served as a trustee of the Company since June 23, 2015, and as Chair of the Board since April 27, 2017. Mr. Caira has over 30 years of experience in the real estate industry. From 2003 to 2013, he served in various positions at AEW Capital Management, lastly as Director — Co-Portfolio Manager of the North American Diversified Strategy, a multi-billion dollar real estate securities portfolio, before retiring. Prior to that, Mr. Caira served as a Vice President-Portfolio Manager and Senior Analyst for Pioneer Investment Management, Inc. from 2000 to 2003, managing the U.S. real estate sector fund; and Vice-President — Senior Equity Research Analyst for RBC Dain Rauscher,  Inc. (formerly Tucker Anthony) from 1998 to 2000, covering equity REITs. Currently, he also serves on the Board of Directors for Riverway Condominium Trust. Mr. Caira received a Bachelor's degree from the University of Notre Dame and an M.B.A. from the Kellogg School of Management. He is a licensed real estate broker in the Commonwealth of Massachusetts.

Mr. Caira brings the following experience, qualifications, attributes and skills to the Board: general business management, portfolio management, portfolio valuation and analysis of public securities and real estate, capital markets, investment banking, finance, strategic planning, property management and property acquisition experience from his over thirty years in the real estate industry; insight into governance and management best practices from over ten years of serving on boards of various non-profit organizations; and extensive business and personal contacts in the real estate and investment banking fields.

		61	2015	Chair of the Board of Trustees; Audit; Capital Markets; Executive

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Michael T. Dance
Independent Trustee (NYSE: IRET), Former Chief Financial Officer of Essex Property Trust, Inc. (NYSE: ESS)

Michael T. Dance has served as a trustee of the Company since April 19, 2016. Mr. Dance has over 23 years of real estate industry experience and over 35 years of accounting and finance experience. From 2005 until he retired in late 2015, Mr. Dance served as Executive Vice President and Chief Financial Officer of Essex Property Trust, Inc., an S&P 500 company and publicly traded REIT that acquires, develops, redevelops and manages multifamily residential properties in select West Coast markets. From 2002 to 2005, Mr. Dance was an independent consultant providing Sarbanes-Oxley compliance consultation and litigation support and served as an adjunct Professor for the University of California at Berkeley, Haas School of Business. Mr. Dance began his career at KPMG in 1978 and was a partner from 1990 to 2002. Mr. Dance received his Bachelor's degree in Economics from California State University, East Bay, and is a Certified Public Accountant (retired).

Mr. Dance brings the following experience, qualifications, attributes and skills to the Board: general business management, corporate governance and finance and strategic planning experience from his executive-level position with a publicly traded REIT; real estate industry investment, development, acquisition, disposition, marketing, and management experience from his approximately 23 years in the real estate industry; accounting and public reporting experience; and extensive business and personal contacts in the real estate industry.

		61	2016	Audit (Chair); Capital Markets

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Mark O. Decker. Jr.
President, Chief Executive Officer and Chief Investment Officer of the Company

Mark O. Decker, Jr. has served as a trustee of the Company since April 27, 2017, and has been employed by the Company since August 5, 2016. Mr. Decker has been the Company's President and Chief Investment Officer since August 5, 2016 and was also appointed as the Company's Chief Executive Officer on April 27, 2017. From 2011 to 2016, Mr. Decker served as the Managing Director and U.S. Group Head of Real Estate Investment and Corporate Banking at BMO Capital Markets, the North American-based investment banking subsidiary of the Canadian Bank of Montreal. Prior to that, he served as Managing Director with Morgan Keegan & Company, Inc., a brokerage firm and investment banking business, from February 2011 to September 2011, and worked with Robert W. Baird & Co. Incorporated, an employee-owned international wealth management, capital markets, private equity, and asset management firm with offices in the United States, Europe, and Asia, from 2004 to 2011, where he last served as Managing Director, Real Estate Banking.

Mr. Decker received a Bachelor's degree in History from the College of William & Mary. Mr. Decker brings the following experience, qualifications, attributes and skills to the Board: capital markets and strategic planning experience from his 16-year career as a real estate investment banker; familiarity with the various real estate markets in which the Company operates through his service as an executive with the Company; and extensive industry contacts through his years in investment banking.

		42	2017	Executive

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Emily Nagle Green	Independent Director (NASDAQ: CWST) and privately-held Lee Kennedy Company, and Independent Trustee (NYSE: IRET)

Ms. Green has served as a trustee of the Company since February 15, 2018. Ms. Green has a wealth of experience leading companies that have developed innovative technologies for businesses and consumers alike. She has served as CEO for three separate companies, including Smart Lunches,  Inc., a venture-backed start-up providing online ordering and delivery for school lunches, for which she helped to build an award-winning technology platform, and scaled the business to serve 300 schools in 9 states. Prior to that, she served as CEO for two private-equity-backed research firms: Yankee Group and Cambridge Energy Research Associates (CERA). She also led consumer technology research at Forrester Research, Inc., where she built the then-largest consumer technology research panel, serving executives at dozens of Fortune 1000 firms seeking to meet consumer needs in a fast-changing technology environment. She currently serves on the boards of Casella Waste Systems, Inc. (NASDAQ: CWST) and privately held Lee Kennedy Company. She also coaches first-time CEOs and is the author of "ANYWHERE: How Global Connectivity is Revolutionizing the Way We Do Business" (McGraw-Hill 2010). Ms. Green received a Bachelor's degree in linguistics from Georgetown University and a Master's degree in Artificial Intelligence and Computer Graphics from the University of Pennsylvania.

Ms. Green brings the following experience, qualifications, attributes and skills to the Board: executive leadership and management, general business management, application of technology, corporate governance, strategic planning experience from serving as CEO of three companies, and management best practices from her years of advising CEOs and boards of various companies and non-profit organizations.

		60	2018

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Linda J. Hall	Independent Trustee (NYSE: IRET), Independent Director (NASDAQ: AMED), Entrepreneur-in-Residence, Carlson School of Management, University of Minnesota

Linda J. Hall, Ph.D., has served as a trustee of the Company since September 21, 2011. Since 2008, Ms. Hall has been a volunteer Entrepreneur-in-Residence at the Carlson School of Management, University of Minnesota. Ms. Hall has retired from her CEO role after 38 years of executive experience in the manufacturing and service sectors, including healthcare, venture capital financing, employee benefits, and teaching. During her career, she has launched 14 start-up companies as an executive, director, or consultant, including three inside $1 billion plus companies. Ms. Hall also has 23 years of experience serving on the boards of privately-held and public reporting companies in the United States and Europe, including serving as the chair of compensation, compliance, governance and nominating committees and as a member of audit committees. Ms. Hall currently serves on the boards of Amedisys (NASDAQ: AMED), Ascension Ventures, and DentaQuest. She previously served on the boards of three publicly held companies: Health Fitness Corporation (NASDAQ: HFIT) from 2001 until it was acquired in 2010, MTS Systems Corporation (NASDAQ: MTS) from 1995 to 2006, and August Technology (NASDAQ: AUGT) from 2002 until it was acquired in 2006. She also previously served on the board of Laastari/R Clinic, a privately held European company, from 2010 to 2015. She is a Phi Beta Kappa graduate of the University of Michigan and received a Ph.D. from the University of Minnesota.

Ms. Hall brings the following experience, qualifications, attributes and skills to the Board: general business management, healthcare industry, marketing strategy and strategic planning experience from her executive-level positions with public and private companies, and extensive experience with corporate governance and compensation practices from her service on numerous non-profit, private, and public company boards of directors.

		69	2011	Compensation (Chair); Audit; Nominating and Governance

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Terrance P. Maxwell	Chief Financial Officer, Managing Director and member of the Executive Committee of Robert W. Baird & Co. Incorporated, Independent Trustee (NYSE: IRET)

Terrance P. Maxwell has served as a trustee of the Company since November 6, 2013. Mr. Maxwell has been the Chief Financial Officer since March 2015 and a Managing Director and member of the Executive Committee since May 2014 of Robert W. Baird & Co. Incorporated ("Baird"), an employee-owned, international wealth management, capital markets, private equity and asset management firm with offices in the United States, Europe and Asia. Prior to this, he had served in several positions at Baird, including Director of Corporate Development and Strategic Investment from May 2014 until March 2015 and head of Investment Banking from 1997 to 2006, and has served on the board of Baird and a number of Baird-affiliated companies. From March 2011 through May 2012, Mr. Maxwell provided management consulting services to and/or served on the board of Flatirons Solutions Corporation, a Baird private equity portfolio company. From August 2006 through May 2010, and again from August 2011 through May 2014, Mr. Maxwell was a Lecturer at the University of Wisconsin-Madison, where he taught courses on corporate financing, corporate restructuring, investment banking and mergers and acquisitions. From January 2012 through September 2013, he served as co-CEO of a start-up company, The Art Commission, LLC, and served as a director until July 2015. Currently, Mr. Maxwell is a member of the board of the Greenhouse Funds, an independent asset management company in which Baird has a strategic investment. Mr. Maxwell received an M.B.A. from the Kellogg School of Management at Northwestern University.

Mr. Maxwell brings the following experience, qualifications, attributes and skills to the Board: general business management, capital markets, investment banking, finance and strategic planning experience from his over twenty years in investment banking at Baird; insight into governance and management best practices from his years of advising boards on strategic transactions and his experience as a director of various companies and non-profit organizations; and extensive business and personal contacts in the finance and investment banking fields.

		57	2013	Compensation; Nominating and Governance

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

John A. Schissel	President and Chief Financial Officer for Carr Properties, LLC, a privately held REIT, Independent Trustee (NYSE:IRET)

Mr. Schissel has served as a trustee of the Company since April 19, 2016. He has over 27 years of real estate industry, capital markets and finance/accounting experience. From December 2015 to the present, Mr. Schissel has served as the President and Chief Financial Officer for Carr Properties, a privately held REIT focused on the ownership, acquisition and development of high-quality office properties in the greater Washington, DC area. Previously he had served as Chief Financial Officer and Executive Vice President of Carr Properties from 2004 until 2009. From 2014 through 2015, Mr. Schissel served as the Executive Vice President and Chief Financial Officer of Invitation Homes, the nation's largest owner and operator of single-family rental homes. From 2009 through 2014, Mr. Schissel served as Executive Vice President and Chief Financial Officer of BRE Properties, Inc., a West Coast multifamily REIT. He received his Bachelor's degree in Business Administration with a concentration in finance from Georgetown University.

Mr. Schissel brings the following experience, qualifications, attributes and skills to the Board: corporate finance, capital markets, investment banking, executive management and strategic planning experience; public company executive management, accounting, and reporting experience from serving as CFO of two publicly-traded REITs; real estate industry investment, development, and management experience from his approximately 27 years in the real estate industry; and his extensive business and personal contacts in the real estate industry.

		52	2016	Compensation; Capital Markets

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Mary J. Twinem	Independent Director (NYSE: VVV) and Medica Holding Company, a multi-state health insurance company, and Independent Trustee (NYSE: IRET)

Mary J. Twinem has served as a trustee of the Company since February 15, 2018. She has over 30 years of experience in accounting, financial reporting, financial planning and analysis, investor relations, and supply chain management. From 1996 until 2016, she served as Executive Vice President and Chief Financial Officer of publicly-held Buffalo Wild Wings, Inc., a restaurant operations and franchising company. Prior to that position, she served as Controller of Buffalo Wild Wings in 1995. Ms. Twinem was named one of the "Top Women in Finance" in Minnesota by the Finance and Commerce publication in 2004 and was inducted into their Circle of Excellence in 2010. She currently serves on the boards of Valvoline, Inc. (NYSE: VVV) and Medica Holding Company, a multi-state health insurance company. Ms. Twinem received a Bachelor's degree in accounting from the University of Wisconsin-Platteville and was a Certified Public Accountant (inactive).

Ms. Twinem brings the following experience, qualifications, attributes, and skills to the Board: general business management; financial planning and analysis; business to consumer insights; investor relations; and supply chain management. Ms. Twinem also brings executive management experience gained from her more than 20 years of service as an executive officer at Buffalo Wild Wings.

		57	2018

CORPORATE GOVERNANCE AND BOARD MATTERS

Supermajority Independent Board	Independent Standing Committees and Lead Independent Trustee	Regular Access to and Involvement with Management

The only member of management who serves on the Board is the Company's President and CEO. Seven of the eight nominees for the Board, or 87.5%, are independent.	Only independent trustees serve on the standing committees, including Audit, Compensation, Nominating and Governance, and Capital Markets.	In addition to regular access to management during Board and committee meetings, the independent trustees have ongoing, direct access to members of management and to the Company's business.

Board Refreshment	Engaged Board	Shareholder Engagement

Trustees of varying tenures and perspectives serve on the Board, with new trustees joining the Board every few years, including two new trustee nominees and one trustee retirement in 2018.
	In addition to regular access to management, the independent trustees meet at least quarterly, receive written updates from the CEO at least monthly, and have ongoing, direct access to the Company's management.	Under the direction of the Board, the Company regularly engages with shareholders on governance, pay and business matters.

No Pledging or Hedging of Shares	Majority Voting with a Resignation Policy	Related Party Transactions

The Company prohibits trustees and executive officers from entering into pledging or hedging transactions involving Company securities and from holding Company securities in margin accounts or pledging such securities as collateral for loans.
	Since inception, the Company's trustees have been elected annually, and the Company requires its trustees to be elected by a majority of the votes cast. Trustees failing to get a majority of the votes cast are expected to tender their resignation.	The Company maintains a related party transaction policy to ensure that the Company's decisions are based on considerations only in the best interests of the Company and its shareholders.

Risk Assessment	Interlocking Directorships	Term Limits

The Board conducts an annual risk assessment that focuses on the key risks facing the Company.	No Company trustee or member of management serves on a Board or a compensation committee of a company at which a Company trustee is also an employee.	Rather than impose arbitrary limits on service, the Company regularly (and at least annually) reviews each trustee's continued role on the Board and considers the need for periodic board refreshment.

Staggered Board

All Company trustees have always been elected only to one-year terms.

Attendance at Board, Committee and Annual Shareholders' Meetings

All trustees are expected to attend each meeting of the Board and the committees on which they serve. During the fiscal year ended April 30, 2018, the Board held nine meetings, the Audit Committee held four meetings, the Compensation Committee held three meetings, the Nominating and Governance Committee held six meetings, and the Capital Markets Committee held ten meetings. No trustee nominee named in the Proxy Statement attended fewer than 75% of the meetings of the Board and the committees on which he or she served during the past fiscal year except for Emily Nagle Green and Mary J. Twinem, each of whom joined the Board on February 15, 2018, and therefore were not trustees during the period when 75% of the meetings were held.

Trustee Independence

The Board of Trustees determined that each of Jeffrey P. Caira, Michael T. Dance, Emily Nagle Green, Linda J. Hall, Terrance P. Maxwell, John A. Schissel, and Mary J. Twinem qualified as an "independent trustee" in accordance with the listing standards (the "Standards") of the New York Stock Exchange ("NYSE"). Under the Standards, no trustee of the Company will qualify as independent unless the Board of Trustees has affirmatively determined that the trustee has no material relationship with the

Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. The Standards specify certain relationships that are deemed to preclude a finding of independence, including, for example, employment by the Company or engaging in certain business dealings with the Company. In making these determinations, the Board reviewed and discussed information provided by the trustees and the Company with regard to each trustee's business and personal activities as they may relate to the Company and the Company's management.

Each member of the Audit Committee qualifies as "independent" under the Standards and the NYSE's additional standards for members of audit committees and meets the special standards established by the Securities and Exchange Commission ("SEC") for members of audit committees. Each member of the Compensation Committee qualifies as "independent" under the Standards and the NYSE's enhanced standard for members of compensation committees.

AGE OF TRUSTEES	TRUSTEE TENURE
GENDER DIVERSITY	BOARD INDEPENDENCE

Board Leadership Structure

As described above, the Chair of the Board, Mr. Caira, is an independent trustee under the Standards. Mr. Caira has served as Chair of the Board since April 27, 2017. The Board of Trustees believes that the Company should maintain a Board leadership structure in which the roles of Chief Executive Officer and Chair of the Board are separate, and the Chair of the Board is independent under the Standards. The Company's Governance Guidelines state that "the Board's general policy is that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons." The separation of offices allows the Chair of the Board to focus on management of Board matters and allows the Chief Executive Officer to focus his attention on managing the Company's business. Additionally, the Company believes the separation of offices ensures the objectivity of the Board in its management oversight role, specifically with respect to reviewing and assessing the Chief Executive Officer's performance.

Board Committees

The Board has created five committees in order to more effectively direct and review the Company's operations and strategic outlook. In addition, the committees allow management to respond timely to factors affecting the ongoing operations of the Company. Management regularly consults with committee chairs to review possible actions and seek counsel. Where appropriate, the Board delegates authority to committees (within specified parameters) to finalize the execution of various Board functions.

The Board has established the following committees: Audit, Compensation, Nominating and Governance, Capital Markets, and Executive. The present members of these committees are indicated in the following section of this Proxy Statement. During the fiscal year ended April 30, 2018, the Board met nine times, the Audit Committee met four times, the Compensation Committee met three times, the Nominating and Governance Committee met six times, and the Capital Markets Committee met ten times. The Executive Committee did not meet in fiscal year 2018.

Committee	Key Responsibilities	Members
Audit Committee

•

Oversees the Company's accounting and financial reporting processes and audits of its financial statements, including the integrity of the financial statements.

•

Directly responsible for the appointment, compensation, and oversight of the independent auditors.

•

Reviews the scope and overall plans for, and results of, the annual audit and internal control over financial reporting.

Michael T. Dance (Chair) Jeffrey P. Caira Linda J. Hall
• Reviews the responsibilities, staffing, budget, design, implementation, and results of the internal audit function.
• Consults with management and Grant Thornton LLP with respect to the Company's processes for risk assessment and enterprise risk management.
• Reviews and approves the Company's policy for the pre-approval of audit and permitted non-audit services by the independent auditors as well as any services provided pursuant to such policy.

•

Reviews and discusses with management and Grant Thornton LLP quarterly earnings releases prior to their issuance and quarterly reports on Form 10-Q and annual reports on Form 10-K prior to their filing.

• Reviews with management the scope and effectiveness of the Company's disclosure controls and procedures.
• Meets regularly with members of the Company's management and with Grant Thornton LLP, including periodic meetings in executive session.

Committee	Key Responsibilities	Members
Compensation Committee

•

Provides for succession planning for the executive officers, with particular focus on CEO succession.

•

Oversees the goals and objectives of the Company's executive compensation plans.

•

Annually evaluates the performance of the CEO, including reviewing, setting, and approving goals and objectives for the CEO and, together with the other independent trustees, determines the CEO's compensation.

Linda J. Hall (Chair) Terrance P. Maxwell John A. Schissel
• Annually reviews and approves the evaluation process for the CEO and the other executive officers and reviews the CEO's decisions with respect to compensation of the other executive officers.
• Makes recommendations to the Board regarding incentive compensation plans and equity-based plans and approves any equity compensation.
• Periodically reviews and approves any employment agreements, severance arrangements, or change in control agreements and provisions for the Company's executive officers.
• Receives periodic reports on the Company's compensation programs, 401(k) plan options and matching contributions, and employee health care benefits.
• Considers the results of shareholder advisory votes on executive compensation in connection with the review and approval of executive officer compensation.
• Reviews and discusses the Compensation Discussion & Analysis and Compensation Committee Report with management.
• Periodically reviews the goals and objectives of the Company's executive compensation plans.
• Reviews peer groups and criteria for benchmarking used to assess performance and compensation levels for executive officers.

Committee	Key Responsibilities	Members
Nominating and Governance Committee

•

Plans for Board refreshment and succession planning for directors and identifies, recruits, and interviews candidates to fill positions on the Board.

•

Identifies and recommends to the Board individuals qualified to serve on the Board.

•

Evaluates incumbent trustees to determine whether to recommend them to the Board as nominees for re-election.

Jeffrey L. Miller (Chair) Linda J. Hall Terrance P. Maxwell
• Focuses on Board composition and procedures and recommends measures to ensure that the Board reflects the appropriate balance of knowledge, experience, skills, and expertise.
• Develops and periodically reviews a set of corporate governance principles applicable to the Company and its management.
• Makes recommendations to the Board regarding the size and criteria for membership on the Board and committees.
• Oversees a systematic annual evaluation of the Board, committees, and individual directors in an effort to continuously improve the function of the Board.
• Considers corporate governance matters that may arise and develops appropriate recommendations.

Capital Markets Committee

•

Assists management and the Board in evaluating, approving, and effecting loans, capital expenditures, issuance of securities or debt instruments, and acquisitions and dispositions of property and assets.

•

Assists the Board in evaluating the performance of the Company's investments on a periodic basis.

•

Reviews, on a quarterly basis, the Company's compliance with any line of credit or loan covenants.

•

Evaluates and recommends to the Board the pricing on any securities issuances by the Company.

•

Reviews the financial performance of the Company's investments not less than three times per fiscal year.

John A. Schissel (Chair) Jeffrey P. Caira Michael T. Dance Jeffrey L. Miller

Committee	Key Responsibilities	Members
Executive Committee

•

Manages the business and affairs of the Company in the interim between Board meetings.

•

Calls special meetings of the Board when an issue is brought before the Executive Committee that requires consideration of the entire Board.

•

Performs any other activities that the Executive Committee deems appropriate, or are requested by the Board.

Jeffrey P. Caira Mark O. Decker, Jr. Jeffrey L. Miller

The Audit Committee is composed of three trustees, all of whom are independent under the Standards and as defined in the rules of the SEC and meet the NYSE's additional standards for members of the Audit Committee. Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee," contained elsewhere in this Proxy Statement. The Audit Committee is governed by a written charter that has been approved by both the Audit Committee and the Board. The Audit Committee annually reviews and assesses the adequacy of its charter. The most recent review was performed at the Audit Committee meeting in March 2018.

The Compensation Committee is composed of three trustees, all of whom are independent under the Standards and meet the NYSE's enhanced standards for members of the Compensation Committee. The Compensation Committee recommends to the Company's independent trustees the compensation of the executive officers of the Company, approves the Company's management succession plan, recommends to the Board the compensation of Company trustees and attends to other matters relating to executive retention and compensation. For more information, see "Compensation Discussion and Analysis" contained elsewhere in this Proxy Statement. The Compensation Committee is governed by a written charter that has been approved by both the Compensation Committee and the Board. The Compensation Committee annually reviews and assesses the adequacy of its charter. The most recent review was performed at the Compensation Committee meeting in December 2017.

The Nominating and Governance Committee is composed of three trustees. The Nominating and Governance Committee identifies individuals qualified to become Board members, recommends to the Board the nominees to stand for election and re-election to the Board, reviews the Company's governance policies and guidelines, and recommends changes to the Board and oversees the self-evaluation process for the Board and committees. The Nominating and Governance Committee is governed by a written charter that has been approved by both the Nominating and Governance Committee and the Board. The Nominating and Governance Committee annually reviews and assesses the adequacy of its charter. The most recent review was performed at the Nominating and Governance Committee meeting in March 2018.

In general, candidates for nomination to the Board are either suggested by Board members or Company employees or located by search firms engaged by the Nominating and Governance Committee. In accordance with the Company's Bylaws, the Nominating and Governance Committee will also consider trustee nominations from shareholders. Shareholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board at an annual shareholder meeting may do so by submitting all the materials required under Article III, Section 6(B) of the Bylaws to the Company's Secretary at the following address: Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988. Submissions must be received by the Secretary no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. However, if the Board increases the number of trustees to be elected at an annual meeting but there is no public announcement by the Trust naming all of the nominees for the increased number at least 100 days prior to the first anniversary of the preceding year's annual meeting, then submissions, but only with respect to nominees for any new positions created by such increase, shall also be considered timely if received by the Secretary no later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The Nominating and Governance Committee will not alter the manner in which it evaluates candidates, including consideration of the factors set forth in its charter, based on whether the candidate was recommended by a shareholder or was identified by other means.

The Capital Markets Committee, which is composed of four trustees, has the authority to act on behalf of the Board to evaluate and approve proposed transactions, including effecting loans, capital expenditures and acquisitions and dispositions of property and other assets. The Capital Markets Committee is governed by a written charter that has been approved by the Board, most recently in August 2017.

The Executive Committee, which is composed of two independent trustees and Mr. Decker, has all of the powers of the Board with respect to the management and affairs of the Company, subject to limitations prescribed by the Board and by North Dakota law, between meetings of the Board when there is not sufficient time to present the action to the full Board at its next regularly scheduled meeting. The Executive Committee is governed by a written charter that has been approved by the Board.

The charters for the Audit, Compensation, Nominating and Governance, and Executive Committees and the Company's Governance Guidelines are posted on the Company's website at www.iretapartments.com under the "Corporate Governance" heading of the "Investors" section.

Audit Committee Financial Expert

The Board has determined that Mr. Dance, the Chair of the Audit Committee, and Mr. Caira and Ms. Hall, members of the Audit Committee, are all "audit committee financial experts," as that term is defined in applicable SEC rules.

Executive Sessions

The Board holds regular executive sessions at which independent trustees meet without Company management or employees present. Executive sessions are held not fewer than four times per year, at each regularly scheduled Board meeting.

Policy Regarding Diversity

The Company does not have a formal policy regarding diversity of membership of the Board of Trustees. The Nominating and Governance Committee recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge, and diversity of opinion, but the Committee has not attempted to define "diversity," or otherwise require that the Board include individuals from any particular background or who possess specific attributes. Although not part of any formal policy, the Committee's goal in nominating trustee candidates is a balanced Board with members whose skills, backgrounds, and experience are complementary and, together, cover the spectrum of areas that impact the Company's business.

Board Role in Risk Oversight

Company management is responsible for the day-to-day management of risks the Company faces. The Board is actively involved in overseeing the Company's risk management. The Board's role in the Company's risk oversight process includes receiving regular reports from members of executive management, which include consideration of operational, financial, legal, regulatory, information technology, and strategic risks facing the Company. The Board does not view risk in isolation, as risks are considered in virtually every business decision made and as part of the Company's business strategy. Accordingly, the Board also works to oversee risk through its consideration and authorization of significant matters, such as major property acquisitions and dispositions; development projects; financing transactions; strategic operational initiatives such as the Company's transition to multifamily property focus from diversified property types; the adoption of basic Company policies such as the Company's Code of Conduct and Insider Trading Policy; and its oversight of management's implementation of those initiatives. In addition, each of the Company's Board committees considers risk within its area of responsibility, as follows:

  •
  The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The Audit Committee interacts regularly in executive session with the Company's internal and independent auditors in carrying out these functions.

  •
  The Compensation Committee oversees the Company's compensation policies and practices to help ensure sound pay practices that do not cause compensation risks to arise that are reasonably likely to have a material adverse effect on the Company.

  •
  The Nominating and Governance Committee assists in oversight of the management of risks associated with Board organization, membership, and structure.

As a critical part of its risk management oversight role, the Board encourages full and open communication between management and the Board. Trustees are free to communicate directly with executive management. Executive management attends the regular meetings of the Board and is available to address any questions or concerns raised by the Board on risk management-related and other matters.

OTHER GOVERNANCE MATTERS

Code of Conduct and Code of Ethics for Senior Financial Officers

The Company's trustees, officers, and employees are required to comply with a Code of Conduct adopted by the Board. The Board adopted the Code of Conduct to codify and formalize certain of the Company's long-standing policies and principles that help ensure its business is conducted in accordance with the highest standards of moral and ethical behavior. The Code of Conduct covers several areas of professional conduct, including conflicts of interest, insider trading, corporate opportunities, discrimination and confidential information, as well as requiring strict adherence to all laws and regulations applicable to the Company's business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of the Company, through management, or Company legal counsel. Annually, the trustees and management sign acknowledgment forms attesting that they have read the Code of Conduct and understand their responsibilities under the Code of Conduct.

The Chief Executive Officer, Chief Financial Officer, and other senior financial officers performing similar functions are also subject to a Code of Ethics for Senior Financial Officers, adopted by the

Board, which contains certain policies regarding financial records; periodic reporting, filings, and other communications with the SEC, other regulators, and the public; and compliance with applicable laws, rules, and regulations in the conduct of the Company's business and financial reporting.

The Code of Conduct and Code of Ethics for Senior Financial Officers are posted on the Company's website at www.iretapartments.com under the "Corporate Governance" heading of the "Investors" section. The Company intends to disclose any future amendments to, or waivers of, the Code of Conduct, and the Code of Ethics for Senior Financial Officers on its website promptly following the date of any amendment or waiver, or by other method required or permitted under NYSE rules.

Clawback Policy

The Company has an Executive Incentive Compensation Recoupment Policy, more commonly known as a clawback policy, which applies to all executive officers, vice presidents, and senior vice presidents who receive incentive compensation. Under this policy, if the Company restates its financial statements due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, a person covered by the clawback policy will be required to reimburse or forfeit any incentive compensation received if such person engaged in fraud, intentional misconduct, or illegal behavior that caused or contributed to such restatement. The amount to be reimbursed or forfeited will be the amount of the incentive compensation paid or awarded to the person based on the erroneous financial data exceeding the amount that would have been paid based on restated results, as determined by the Board in its sole discretion. The Board will also determine the method for recouping such amounts and/or taking any other remedial and recovery action permitted by law. The policy applies to awards approved, awarded, or granted on or after the effective date of May 1, 2015. For more information on this policy, see "Compensation Discussion and Analysis — Clawback Policy" contained elsewhere in this Proxy Statement.

Equity Ownership and Retention Policy

Non-Employee Trustees

Under the Company's Policy Regarding Share Ownership and Retention, which became effective on July 1, 2015, all non-employee trustees are required to own common shares, including shares issued as compensation for Board service, equal to the following:

Required Ownership Multiple of Annual Cash Compensation

Non-Employee Trustees	3x

Trustees have five years to achieve this level of common share ownership beginning on the later of July 1, 2015 or the date the trustee was first appointed or elected to the Board. Once the Company certifies that a trustee has met the ownership requirement, future declines in common share value will not impact compliance as long as the trustee continues to own at least the same number of shares when certified. In addition, trustees are required to retain at least 60% of the shares issued to them by the Company as compensation for board service while serving as a trustee of the Company.

Ownership includes:

  •
  shares owned directly by the participant, participant's spouse, and/or children;

  •
  shares held in a revocable trust for the benefit of the participant, participant's spouse, and/or children;

  •
  shares owned by an entity in which the participant has or shares the power to vote or dispose of the shares;

  •
  shares held in a retirement account owned by the participant or participant's spouse; and

  •
  shares pursuant to an equity award that are to vest within 12 months.

Shares do not include shares pursuant to performance awards that have not yet been earned. The Company intends that equity awards granted by the Company under its equity compensation plans will satisfy the ownership requirements.

Senior Management

The Policy Regarding Share Ownership and Retention also applies to the Chief Executive Officer, Chief Financial Officer, any other executive vice presidents, and senior vice presidents of the Company. The ownership requirements are as follows:

Required Ownership Multiple of Annual Cash Compensation

Chief Executive Officer	5x

Chief Financial Officer	2x

Other Executive Vice Presidents	2x

Senior Vice Presidents	1x

Officers have five years to achieve this level of common share ownership beginning on the later of July 1, 2015 or the date the officer was first appointed or hired as an officer. Once the Company certifies that an officer has met the ownership requirement, future declines in common share value will not impact compliance as long as the officer continues to own at least the same number of shares when certified. In addition, officers are required to retain at least 60% of the shares issued to them by the Company as compensation until the ownership requirement is reached, the officer ceases to be an applicable officer, or the officer ceases to be employed by the Company, whichever occurs first.

Hedging and Pledging Policy

Under the Company's Policy Regarding Hedging and Pledging of Securities, the Company's executive officers, senior vice presidents, any designated Section 16 officers, and trustees are prohibited from: (1) directly or indirectly engaging in hedging or monetization transactions, through transactions in the Company's securities, or through the use of financial instruments designed for such purpose; or (2) pledging the Company's securities as collateral for a loan, including through the use of traditional margin accounts with a broker.

Complaint Procedure

The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company's Audit Committee has adopted a complaint procedure that requires the Company to forward to the Audit Committee any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls, or auditing matters. Any employee of the Company may submit, on a confidential, anonymous basis if the employee so chooses, any concerns on accounting, internal accounting controls, auditing matters, or violations of the Company's Code of Conduct or Code of Ethics for Senior Financial Officers. All such employee concerns may be reported by means of the Company's whistleblower hotline or submitted in a sealed envelope to the Chair of the Audit Committee, in care of the Company's General Counsel, who will forward any such envelopes promptly and unopened. The Audit Committee will investigate any such complaints submitted.

Communications to the Board

The Board recommends that shareholders and other interested parties initiate any communications with the Board in writing. Shareholders and other interested parties may send written communications to the Board, the Audit Committee, the Compensation and Nominating Committee, or to any individual trustee c/o the Secretary, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988, or via e-mail to trustees@iret.com. All communications will be compiled by the Secretary and forwarded to the Board, the specified Board committee, or to individual trustees, as the case may be, not less frequently than monthly. This centralized process will assist the Board in reviewing and responding to communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with BMO Capital Markets

The Company has an historical and ongoing relationship with BMO Capital Markets ("BMO"). On July 17, 2017, the Company engaged BMO to provide financial advisory services in connection with the proposed disposition of the Company's healthcare property portfolio. A family member of Mark O. Decker, Jr., the Company's President and Chief Executive Officer, is an employee of BMO and could have an indirect material interest in any such engagement and related transaction(s). The Board pre-approved the engagement of BMO. During the fiscal year ended April 30, 2018, the Company completed the disposition of 27 of its 28 healthcare properties and paid BMO a transaction fee of $1.8 million in connection with this engagement.

Transaction with the Company

On July 6, 2017, the Company purchased 33,755 Company common shares from John D. Stewart, a member of the Board of Trustees, under the Company's current share repurchase program. The shares were purchased for an aggregate amount of $195,779, or $5.80 per share, which was below the shares' closing prices of $6.28 per share on July 5, 2017, and $6.11 per share on July 6, 2017. The Board had pre-approved the purchase of Mr. Stewart's shares.

Related Party Transactions Policy

The Board has adopted the Related Party Transactions Policy, which sets forth the Company's policies and procedures for the review, approval, or ratification of any related party transaction required to be reported in the Company's filings with the SEC. The policy applies to any transaction, arrangement, or relationship or series of similar transactions, arrangements, or relationships in which the Company or any of its subsidiaries is a participant, the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and a related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

The Audit Committee must approve any related party transaction subject to this policy before commencement of the transaction. If it is not practicable to wait until the next Audit Committee meeting, the Chair of the Audit Committee has the delegated authority to pre-approve, or ratify, as applicable, any related party transaction in which the aggregate amount involved is expected to be less than $250,000. Related party transactions that are identified as such subsequent to their commencement will promptly be submitted to the Audit Committee or the Chair of the Audit Committee, which shall, if they determine it to be appropriate, ratify the transaction. The Audit Committee will annually review all ongoing related party transactions and assess whether they remain appropriate. Under the policy, the Audit Committee or its Chair shall approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as determined by the Committee or the Chair in good faith.

 TRUSTEE COMPENSATION

Trustees who are employees of the Company do not receive any separate compensation or other consideration, direct or indirect, for service as a trustee. During the fiscal year ended April 30, 2018, trustees not employed by the Company received the following compensation:

BASE COMPENSATION

Position:	Compensation:

All non-management trustees:	(1) Annual cash fee of $40,000;

(2) Reimbursement of actual travel expenses; and

(3) A restricted share award for an aggregate number of common shares determined by dividing $40,000 by the average closing price per share for the twenty days prior to May 1, 2017, which will vest if serving on April 30, 2018 (i.e., the last day of fiscal year 2018). However, if a trustee who had served as a trustee for more than one year retired before April 30, 2018, the restricted share award would be prorated.

ADDITIONAL COMPENSATION

Position:	Compensation:

Chair of the Board:	$25,000 annual cash fee and $25,000 restricted stock award

Audit Committee Chair:	$15,000 annual cash fee

Capital Markets Committee Chair:	$10,000 annual cash fee

Compensation Committee Chair:	$10,000 annual cash fee

Nominating and Governance Committee Chair:	$10,000 annual cash fee

Members of the Audit, Capital Markets, Compensation, and Nominating and Governance Committees:	$6,500 annual cash fee for serving on each Committee

Trustee Compensation Table for Fiscal Year Ended April 30, 2018

The following table shows the total compensation paid to or earned by the individuals who served as non-employee members of the Company's Board of Trustees for any part of the fiscal year ended April 30, 2018.

Name	Fees Earned or Paid in Cash(1) ($)	Share Awards(2) ($)	Total ($)

Jeffrey P. Caira	80,951	63,611	144,562
Michael T. Dance	61,417	39,145	100,562
Emily Nagle Green	8,878	40,246(3)	49,124
Linda J. Hall	60,227	39,145	99,372
Terrance P. Maxwell	54,842	39,145	93,987
Jeffrey L. Miller	58,316	39,145	97,461
John A. Schissel	56,995	39,145	96,140
John D. Stewart	45,693	27,132(4)	72,825
Mary J. Twinem	8,878	40,246(3)	49,124

(1)
Includes: (i) annual fees and (ii) additional amounts paid to the Board Chair, Committee Chairs and committee members. Does not include reimbursed expenses.

(2)
On May 1, 2017, each non-management trustee was granted a restricted share award of 6,579 shares pursuant to a trustee share award agreement, issued under the 2015 Incentive Plan, for services to be performed during fiscal year 2018 (based on $40,000 divided by the 20-day average closing price). The awards vested in full on April 30, 2018 for those trustees serving on the last day of fiscal year 2018. The grant date fair value of the share awards for fiscal year 2018 was $5.95 per share.

(3)
On March 13, 2018, two trustees were granted a restricted share award of 8,264 shares pursuant to a trustee share award agreement, issued under the 2015 Incentive Plan, for services to be performed during fiscal year 2018. The awards vested in full on April 30, 2018. The grant date fair value of the awards was $4.87 per share.

(4)
On January 8, 2018, Mr. Stewart resigned from the Board for personal reasons. Upon his resignation, Mr. Stewart received pro rata vesting of the 6,579 restricted shares awarded to trustees pursuant to a trustee share award agreement, with 4,560 shares vesting and 2,019 shares being forfeited.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of April 30, 2018, the beneficial ownership of common and preferred shares of the Company and of limited partnership units ("Units") of IRET Properties, A North Dakota Limited Partnership ("IRET Properties"), which is the Company's operating partnership, by (1) each trustee and nominee for trustee of the Company, (2) the named executive officers of the Company, and (3) all trustees and named executive officers of the Company as a group. The amounts shown are based on information provided by the individuals named and Company records. Except as otherwise indicated, the persons listed have sole voting and investment power.

						Series C Preferred Shares
					Percent of Class(3) of Common Shares and Units As of April 30, 2018
Name of Beneficial Owner(1)	Common Shares		Units(2)			Number	% of Total(4)

Mark O. Decker, Jr.
Chief Executive Officer, President, Chief Investment Officer & Trustee	161,237	(5)	0		*	0	*
John A. Kirchmann
Executive Vice President & Chief Financial Officer	38,286	(6)	0		*	0	*
Anne M. Olson
Executive Vice President — Chief Operating Officer, General Counsel & Secretary	9,755	(7)	0		*	0	*
Andrew Martin
Former Executive Vice President — Property Operations	47,664		0		*	0	*
Jeffrey P. Caira
Trustee & Chair of the Board	117,807		0		*	0	*
Michael T. Dance
Trustee	48,695	(8)	0		*	2,000	*
Emily Nagle Green
Trustee	11,364		0		*	0	*
Linda J. Hall
Trustee	49,016		0		*	0	*
Terrance P. Maxwell
Trustee	41,573		0		*	0	*
Jeffrey L. Miller
Trustee	571,667	(9)	6,725	(10)	*	0	*
John. A. Schissel
Trustee	27,783		0		*	0	*
Mary J. Twinem
Trustee	8,264		0		*	0	*
Trustees and named executive officers as a group(12 individuals)	1,136,171		6,725		*	2,000	*

*
Represents less than 1% of class outstanding as of April 30, 2018.

(1)
Beneficial ownership is determined in accordance with rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of April 30, 2018.

(2)
The Units do not have voting rights, but following a minimum one-year holding period and the exercise by the holder of the holder's exchange right, the Units may be converted, at the option of the Company, into cash or common shares on a one-for-one basis.

(3)
Percentage of class is based on a total of 119,525,975 common shares and 14,099,434 Units outstanding as of April 30, 2018.

(4)
Percentage of total is based on a total of 4,118,460 Series C Preferred Shares outstanding as of April 30, 2018.

(5)
Does not include: (i) 4,292 shares pursuant to the time-based LTIP award granted on August 8, 2016, which vests at the end of the day on May 1, 2019; (ii) 38,622 shares pursuant to the performance-based LTIP award granted on August 8, 2016, which shares will be deemed earned and vested upon meeting certain performance goals through the performance period, ending April 30, 2019; (iii) 20,450 shares pursuant to the signing share bonus granted on August 8, 2016, which vests as to 10,225 shares at the end of the day on each of August 8, 2018 and August 8, 2019; (iv) 10,965 shares pursuant to a share award granted under the 2015 Incentive Plan on May 1, 2017, which vests as to 5,482 shares at the end of the day on May 1, 2019 and 5,483 shares at the end of the day on May 1, 2020; (v) 16,230 shares pursuant to the time-based LTIP award granted on June 21, 2017, which vests as to 8,115 shares at the end of the day on each of May 1, 2019 and May 1, 2020, or (vi) 48,690 shares pursuant to the performance-based LTIP award granted on June 21, 2017, which shares will be deemed earned and vested upon meeting certain performance goals through the performance period, ending April 30, 2020. All such awards are conditioned upon Mr. Decker remaining in the continuous employ of the Company or an affiliate through the applicable vesting date and/or performance period.

(6)
Does not include: (i) 16,447 shares pursuant to the time-based LTIP award granted on April 30, 2017, which vests as to 8,224 shares at the end of the day on April 30, 2019 and 8,223 shares at the end of the day on April 30, 2020, (ii) 8,316 shares pursuant to the time-based LTIP award granted on June 21, 2017, which vests as to 4,158 shares at the end of the day on each of May 1, 2019 and May 1, 2020, or (iii) 24,946 shares pursuant to the performance-based LTIP award granted on June 21, 2017, which shares will be deemed earned and vested upon meeting certain performance goals through the performance period, ending April 30, 2020. All such awards are conditioned upon Mr. Kirchmann remaining in the continuous employ of the Company or an affiliate through the applicable vesting date and/or performance period.

(7)
Does not include: (i) 16,447 shares pursuant to the time-based LTIP award granted on April 30, 2017, which vests as to 8,224 shares at the end of the day on April 30, 2019 and 8,223 shares at the end of the day on April 30, 2020, (ii) 8,316 shares pursuant to the time-based LTIP award granted on June 21, 2017, which vests as to 4,158 shares at the end of the day on each of May 1, 2019 and May 1, 2020, or (iii) 24,946 shares pursuant to the performance-based LTIP award granted on June 21, 2017, which shares will be deemed earned and vested upon meeting certain performance goals through the performance period, ending April 30, 2020. All such awards are conditioned upon Ms. Olson remaining in the continuous employ of the Company or an affiliate through the applicable vesting date and/or performance period.

(8)
Includes 15,000 shares held by the Dance Family Living Trust.

(9)
Includes: (i) 158,373 common shares owned by his spouse, (ii) 85,833 common shares owned by K&J Miller Holdings, LLP, a family partnership, and (iii) 26,972 common shares owned by Miller Properties, LLP, a family partnership.

(10)
The holding period for these Units has expired. Includes 1,228 Units owned by his spouse.

Principal Shareholder Beneficial Ownership

The following table identifies each person or group believed by the Company to beneficially own, as of June 30, 2018, more than five percent of the outstanding common shares of the Company, the only class of security entitled to vote at the 2018 Annual Meeting.

Name and Address of Shareholder	Common Shares Beneficially Owned	Percent of Class

The Vanguard Group, Inc.(1)
100 Vanguard Blvd, Malvern, PA 19355	19,663,213	16.38%
Vanguard Specialized Funds — Vanguard REIT Index Fund(2)
100 Vanguard Blvd, Malvern, PA 19355	8,126,981	6.77%
BlackRock, Inc.(3)
55 East 52nd Street, New York, NY 10055	10,709,041	8.90%

(1)
Based on information of beneficial ownership as of December 31, 2017, included in a Schedule 13G filed on February 9, 2018. The Vanguard Group, Inc. reports sole voting power with respect to 278,778 shares and sole dispositive power with respect to 19,387,488 shares.

(2)
Based on information of beneficial ownership as of December 31, 2017, included in a Schedule 13G filed on February 2, 2018. Vanguard Specialized Funds reports sole voting power with respect to 8,126,981 shares and sole dispositive power with respect to none of the shares.

(3)
Based on information of beneficial ownership as of December 31, 2017, included in a Schedule 13G filed on January 25, 2018. BlackRock, Inc. reports sole voting power with respect to 10,349,921 shares and sole dispositive power with respect to all 10,709,041 shares.

 EXECUTIVE MANAGEMENT

Executive Officers and Certain Significant Employees of the Company

Set forth below are the names, ages and titles of each of the Company's executive officers as of June 30, 2018, as well as a summary of their backgrounds and business experience (other than the Company's Chief Executive Officer, President, and Chief Investment Officer, Mr. Decker, whose biography is listed above under "Proposal 1: Election Of Trustees — Nominees").

On June 25, 2018, Mr. Andrew Martin, the Company's former Executive Vice President – Property Operations, submitted his resignation. Mr. Martin is included in the Company's executive officer compensation tables below, and the terms of his severance are set forth under "Compensation Discussion and Analysis – Resignation and Severance Agreements" below. The Company did not have any other executive officers during the fiscal year ended April 30, 2018.

Name	Age	Title

Mark O. Decker, Jr.	42	Chief Executive Officer, President, and Chief Investment Officer; Trustee
John A. Kirchmann	52	Executive Vice President and Chief Financial Officer
Anne M. Olson	41	Executive Vice President, Chief Operating Officer, General Counsel, and Secretary

John A. Kirchmann has served as an Executive Vice President of the Company since April 30, 2017 and as the Chief Financial Officer since June 29, 2017. From 2011 to July 2016, Mr. Kirchmann served as Vice President of Operations Support at Essex Property Trust, a multifamily REIT (NYSE: ESS), where he was responsible for the oversight of revenue management and ancillary income, procurement, and other functions. From 2007 to 2011, he served as Corporate Controller & Corporate Treasurer at Essex, where he oversaw property and corporate accounting functions and treasury management, and re-engineered and implemented new technology and systems. Mr. Kirchmann was a private consultant from July 2016 to April 2017, where he provided executive accounting services to publicly traded companies, one of which was the Company. Mr. Kirchmann started his career as an accountant with KPMG LLC. He received his Bachelor's degree in Business Administration with a Concentration in Accounting from Coe College and is a Certified Public Accountant (inactive).

Anne M. Olson has served as an Executive Vice President and the General Counsel and Secretary of the Company since April 30, 2017, and as Chief Operating Officer since June 25, 2018. From 2011 to April 30, 2017, Ms. Olson was in the private practice of law, most recently as a partner with the law firm of Dorsey & Whitney LLP, in its Real Estate Practice Group, where she focused on real estate development and investments for REITs, private equity funds, and national developers and owners. Prior to 2011, she served as Director of Investment Operations and in-house counsel for Welsh Companies, LLC and its affiliates, which is a provider of commercial real estate services, providing leadership in the growth of its asset portfolio and development of a successful capital markets strategy. Ms. Olson began her legal career practicing real estate law at Dorsey & Whitney LLP. She received her Bachelor's degree in English from Drake University and earned her J.D. with highest honors from Drake University Law School.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Description of Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act"), this Proposal 2, commonly known as a "say on pay" proposal, provides the Company's shareholders the opportunity to express their views on the compensation of the Company's named executive officers by voting, on an advisory basis, on the compensation of the named executive officers as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies, and practices described in this Proxy Statement.

Please review the section titled "Compensation Discussion and Analysis" for details regarding the Company's executive compensation program, including the portion titled "CD&A Executive Summary and Fiscal Year 2018 Achievements — Fiscal Year 2018 Compensation Summary," which summarizes significant components of the Company's executive compensation program and actions taken by the Compensation Committee.

The Company is asking its shareholders to indicate their support for the named executive officers' compensation as described in this Proxy Statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution:

"RESOLVED, that the Company's shareholders hereby approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement for the 2018 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, compensation tables, and narrative discussion."

As provided by the Dodd-Frank Act, the say-on-pay vote is advisory and therefore not binding on the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the shareholders, and to the extent there are a significant number of votes against the compensation of the named executive officers as disclosed in this Proxy Statement, the Board and Compensation Committee will consider the shareholders' concerns and evaluate what actions are necessary to address those concerns.

Required Vote

This proposal requires the affirmative vote of a majority of the votes cast by the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, for approval.

Proxies solicited by the Board will be voted FOR the approval of the compensation of the named executive officers unless a contrary vote is specified.

Vote Recommended

The Board recommends that shareholders vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

 COMPENSATION DISCUSSION AND ANALYSIS

CD&A Executive Summary and Fiscal Year 2018 Achievements

Fiscal Year 2018 Performance Achievements

During fiscal year 2018, the Company substantially completed its transition to a focused multifamily company by achieving the following:

  •
  Sold 50 commercial and other non-core multifamily properties for an aggregate sales price of $515.1 million. The Company used a portion of the proceeds from these sales to purchase four apartment communities with 1,355 homes located in the Company's strategic growth markets for $373.1 million.

  •
  Achieved same-store revenue growth of 4.3% over the prior fiscal year, driven by a 2.4% increase in occupancy and 1.9% increase in revenue per occupied home. The Company realized these increases through a combination of initiatives, including better revenue management across the portfolio and the expansion of utility billings and ancillary revenue programs.

  •
  Experienced elevated same-store expense growth of 9.5% over the prior fiscal year, driven by previously disclosed changes to capitalization policies, additional costs related to increasing occupancy, higher labor costs, and increased real estate taxes.

  •
  Posted same-store NOI growth of 0.4% over the prior fiscal year, driven by the aforementioned revenue growth of 4.3% but offset by a 9.5% increase in expenses.

  •
  Established a new senior management team to complete the portfolio transition and continue the operational improvements while achieving a $1.6 million year-over-year reduction in general and administrative expenses.

  •
  Strengthened the Board of Trustees with two new trustees who add expertise in customer-facing service operations and technology applications as well as public company leadership experience in both board and management roles.

Fiscal Year 2018 Compensation Summary

The primary goal of the Company's executive compensation program is to attract and retain highly qualified and experienced executive talent and align the interests of the executive officers with those of the shareholders. Below is a summary of some of the key attributes that define the Company's executive compensation program approved for fiscal year 2018.

  •
  A significant portion of each executive officer's total compensation was based on performance.

  •
  Long-term incentive share awards, or LTIP awards, were based on forward-looking, three-year performance and continuous employment during such period.

  •
  Under the fiscal year 2017 LTIP (the "2017 LTIP"), each executive officer received: (1) 75% of the target LTIP award in performance shares ("performance-based LTIP awards"); and (2) 25% in time-based restricted shares ("time-based LTIP awards").

  •
  Under the fiscal year 2018 LTIP (the "2018 LTIP"), each executive officer received: (1) two-thirds of the target LTIP award in performance shares ("performance-based LTIP awards"); and (2) one-third in time-based restricted shares ("time-based LTIP awards").

  •
  Under the 2018 LTIP, 50% of the performance-based metric is based on the Company's achievement of certain 3-year leverage ratios under a covenant contained in the Company's line of credit, and the other 50% is based upon the Company's total shareholder return compared to the MSCI U.S. REIT Index over a three-year measurement period.

  •
  The time-based LTIP awards vest ratably over three years if the officer remains in the continuous employ of the Company through each of the applicable vesting dates.

  •
  The performance-based LTIP awards are earned at the end of a three-year performance period and vest, to the extent earned, 100% after the conclusion of the performance period.

  •
  The 2018 short-term incentive cash awards, or STIP awards (the "2018 STIP"), included two objective performance measures – the annualized run rate of the Company's Funds from Operations ("FFO") per share/unit for the fourth quarter of fiscal 2018 (40% of the STIP), and same store Net Operating Income, or NOI, growth from the prior fiscal year (40% of the STIP) – plus the achievement of certain personal goals (20% of the STIP).

  •
  There are no guaranteed minimum STIP or LTIP payouts.

  •
  There are no guaranteed annual salary increases.

  •
  Executive officers are subject to a clawback policy, a share ownership and retention policy, and a policy prohibiting hedging and pledging of the Company's securities.

  •
  Change in control agreements entered into with executive officers contain double trigger language (i.e., a change of control and employment is terminated without cause or by the officer for good reason) and require conditions for payment.

Say-On-Pay Results and Consideration

Say-On-Pay Voting Results for 2017

At the Company's 2017 Annual Meeting of Shareholders, the shareholders' advisory vote on executive compensation received the approval of approximately 96.6% of the votes cast on the proposal. The Compensation Committee believes that the result of the advisory vote is valuable in assessing its compensation decisions and considered the vote in reviewing and evaluating its executive compensation programs. The Compensation Committee also considered numerous other factors in evaluating the Company's executive compensation programs as discussed in this Proxy Statement, including its desire to continue to enhance the alignment of its executives and the shareholders. While each of these factors informed the Committee's decisions regarding the named executive officers' compensation, the Compensation Committee did not implement any changes to the Company's executive compensation programs as a result of the shareholder advisory vote.

Say-On-Frequency Voting Results

At the Company's 2017 Annual Meeting of Shareholders, a majority of the Company's shareholders voting on the non-binding advisory resolution on the frequency of holding future advisory votes on executive compensation chose in favor of holding an advisory vote on executive compensation every year. The Board considered the voting results on that proposal and adopted a policy providing for an annual advisory shareholder vote on the Company's executive compensation. The next required "say-on-frequency" advisory vote will occur at the Company's 2023 Annual Meeting of Shareholders.

Named Executive Officers

The following Compensation Discussion and Analysis describes the material elements of compensation for the following individuals, collectively referred to as the "named executive officers":

  •
  Mark O. Decker, Jr., Chief Executive Officer since April 30, 2017, and President and Chief Investment Officer since August 8, 2016;

  •
  Anne M. Olson, Executive Vice President, General Counsel, and Secretary since April 30, 2017, and Chief Operating Officer since June 25, 2018;

  •
  John A. Kirchmann, Executive Vice President since April 30, 2017, and Chief Financial Officer since June 29, 2017; and

  •
  Andrew Martin, Executive Vice President – Property Operations, until his resignation on June 25, 2018.

Ted E. Holmes served as Executive Vice President and Chief Financial Officer of the Company from May 1, 2017 through June 29, 2017. The Company did not have any other executive officers during the fiscal year ended April 30, 2018.

Executive Compensation Philosophy

The Compensation Committee, composed entirely of trustees who are independent under the listing standards of the NYSE, operates under a written charter adopted on December 5, 2012, as amended on March 15, 2017, and is responsible for establishing the terms of the compensation of the Company's named executive officers. The Compensation Committee believes that the Company's compensation program for executive officers should:

  •
  attract and retain highly qualified executives;

  •
  motivate these executives to improve the Company's financial position and increase shareholder value on an annual and long-term basis;

  •
  target "total compensation" reflective of the Company's relative size compared to peers;

  •
  promote management accountability for financial and operational performance;

  •
  provide a total compensation pay mix that includes both base salary and cash and equity incentive components; and

  •
  promote teamwork and cooperation throughout the Company and within the management group.

The Compensation Committee applied this philosophy in establishing each of the elements of executive compensation for fiscal year 2018. The Compensation Committee's goal was to align executive compensation with measurable performance and to compare executive compensation with peers and industry-specific market data, in order to design an executive compensation program that would attract and retain talented executives, provide incentives to executives to achieve certain performance targets, and link executive compensation to shareholder results by rewarding competitive and superior performance.

Executive Officer Compensation Processes

The Compensation Committee meets in executive session without management present to discuss various compensation matters, including the compensation of the Chief Executive Officer. In addition, the Compensation Committee annually reviews all elements of executive compensation and benefit programs for reasonableness and cost-effectiveness. Pursuant to the Company's Declaration of Trust, the Board may form and delegate the authority of the Compensation Committee to subcommittees composed entirely of independent trustees, when appropriate, to take any of the actions that the Compensation Committee is empowered to take. To date, the Board has not made provisions for the Compensation Committee to delegate any of its authority, except that the Company's CEO may grant stock awards, stock unit awards, and incentive awards to non-Section 16 officers under the terms of the 2015 Incentive Plan, provided that such awards shall not exceed 20,000 shares in any calendar year and that the CEO shall provide a report to the Compensation Committee not less than annually on any awards granted pursuant to this delegated authority.

The Compensation Committee has engaged Meridian Compensation Consultants, LLC ("Meridian") as an independent consultant to advise the Compensation Committee on executive compensation matters. During this engagement, the consultant assisted in developing an appropriate peer group and conducted an analysis and peer comparison of total compensation. The consultant was engaged directly by the Compensation Committee, although it periodically interacted with management to gather relevant data. At the time of engagement, based on information from Meridian and the trustees and executive officers confirming no business or personal relationships with Meridian, the Compensation Committee concluded that the consultant was independent from the Company and that the work of the consultant did not raise any conflict of interest.

Executive Compensation Program

Consistent with its previous determination regarding executive officer compensation, the Compensation Committee determined that the compensation of executive officers should consist of a higher percentage of variable pay (i.e., incentive compensation) to fixed pay (i.e., base salary). The Compensation Committee further determined that executive officer compensation should be market-adjusted and established with reference to a peer group of public real estate investment trusts ("REITs") based on similar asset focus, size in terms of assets, and revenue and geographic location. The peer group Meridian assisted in developing and used for comparison of total executive compensation, consisted of the following REITs (the "Peer Group"):

• American Assets Trust Inc. • Camden Property Trust • Education Realty Trust Inc. • First Potomac Realty Trust(1) • Monogram Residential Trust(2) • UDR, Inc.	• American Campus Communities • DCT Industrial Trust Inc. • Equity LifeStyle Properties • Kite Realty Group Trust • Silver Bay Realty Trust(3) • Washington Real Estate Investment Trust	• BRT Apartments Corp. • East Group Properties • First Industrial Realty Trust Inc. • Mid-America Apartment Communities, Inc. • Sun Communities, Inc. • Whitestone Real Estate Investment Trust

(1)
On October 2, 2017, Government Properties Income Trust completed the acquisition of First Potomac Realty Trust, with Government Properties Income Trust being the surviving entity.
(2)
On September 19, 2017, Greystar completed the acquisition of Monogram Residential Trust, with Greystar's affiliate being the surviving entity.
(3)
On May 9, 2017, Silver Bay Realty Trust Corp. was merged with Tricon Capital Group, Inc., with Tricon's affiliate being the surviving entity.

Based on comparisons with the Peer Group, the Compensation Committee determined that no base salary increases were appropriate at this time. In establishing the salaries of the executive officers, the Compensation Committee also considered internal equity among executive officers, individual and Company performance, and cost to the Company.

In establishing incentive compensation for executive officers, the Compensation Committee reviewed the comparisons between the Company and the Peer Group as to the types of incentive awards utilized, structure of the incentive awards, and performance metrics utilized.

Role of Management in Executive Compensation Decisions

During fiscal year 2018, Company management was involved in the following executive compensation processes:

  •
  the Chief Executive Officer, Chief Financial Officer, General Counsel, and Vice President of Human Resources, as requested by the Compensation Committee, developed or oversaw the creation of written background and supporting materials for distribution to the Compensation Committee prior to its meetings.

  •
  near the end of the fiscal year, the Chief Executive Officer provided the Compensation Committee with comments and recommendations regarding salary levels and salary increases for members of management, including the named executive officers (other than for the Chief Executive Officer).

Components of the Executive Compensation Program

The primary elements of the Company's executive compensation program in fiscal year 2018 were:

  •
  base salary;

  •
  short- and long-term incentive awards;

  •
  health and retirement programs; and

  •
  executive benefits and perquisites.

Base Salary

Base salaries for the named executive officers, including the CEO, are designed to compensate such individuals for their sustained performance. Base salaries for fiscal year 2018 were established by evaluating the responsibilities of the position held, the experience of the particular individual, and the Compensation Committee's desire to achieve the appropriate mix between fixed compensation and incentive compensation. The Compensation Committee also reviewed salaries paid for comparable positions by the peer groups, as indicated above. The base salaries of the named executive officers are reviewed and adjusted on a fiscal year basis, based on, among other factors, the individual's performance over the past year, changes in the individual's responsibility and/or necessary adjustments to maintain base salaries that are competitive in view of prevailing wage rates and inflation, if any.

Mark O. Decker, Jr.	$444,050
John A. Kirchmann	$325,000
Anne M. Olson	$325,000
Andrew Martin(1)	$250,000
(1)
Mr. Martin's base salary was increased to $250,000 in March 2018.

Short-Term Incentive Awards

The short-term incentive program ("STIP") for fiscal year 2018 was developed under the 2015 Plan and is subject to the terms and limitations of the 2015 Plan. The STIP was recommended by the Compensation Committee and approved by the independent trustees.

Under the STIP, the Company's named executive officers are provided the opportunity to earn awards, payable 100% in cash, based on the degree of attaining specified performance goals of the Company over a one-year performance period beginning on the first day of the fiscal year. The executive officers must be employed by the Company on the last day of the performance period, April 30, 2018, to receive the award. Target STIP was based on a percentage of the named executive officer's base salary in effect as of May 1, 2017: 100% for Mr. Decker and 70% for the other eligible named executive officers. Each named executive officer's total award opportunity under the STIP, stated as a percentage of base salary in effect as of the first day of the performance period, May 1, 2017, for "threshold," "target," and "maximum" performance levels are 50%, 100% and 150%, respectively. For the awards, 80% of the award was based on achieving objective performance goals (40% based on FFO run rate from the 4th quarter of fiscal 2018 ("Q4 FFO Run Rate") and 40% based on Same Store NOI Growth) and 20% was based on achieving subjective performance goals (10% based on progress on execution of strategic plan and 10% based on meeting individual personal goals). If achievement of an objective performance goal falls between the threshold and target performance levels or between target and maximum performance levels, that portion of the award will be determined by linear interpolation.

FFO, as defined by NAREIT, is equal to a REIT's net income, excluding gains or losses from sales of property, plus real estate depreciation. The portion of the 2018 STIP based on Q4 FFO Run Rate was computed by calculating the Company's FFO for the fourth quarter of fiscal year 2018 and then adjusting that number to (1) add back land impairment (which represents a non-cash charge and which is consistent with the Company's treatment of impairment charges on non-land assets) and (2) reflect the Company's acquisition of its Westend property in Denver, Colorado as though it had been acquired on the first day of the fourth quarter (in order to reflect the true run rate going forward). This Q4 FFO Run Rate was then annualized and calculated on a per share/unit basis. The performance goals for the Q4 FFO Run Rate performance metric were set by the independent trustees within the first 90 days of the one-year performance period (taking into account input from the Board of Trustees and the Chief Executive Officer), and were as follows: threshold at $0.36, target at $0.41 and maximum at $0.45.

Same-store NOI growth is calculated as the increase of same-store NOI over prior year same-store NOI. NOI, as defined in the Company's filings with the SEC, is total real estate revenues less property operating expenses and real estate tax expense (combined). The performance goals for this performance metric were set by the independent trustees within the first 90 days of the one-year performance period (taking into account input from the Board of Trustees and the Chief Executive Officer), and were as follows: threshold at –4%, target at –2% and maximum at 0%.

The table below summarizes the total STIP payout earned by the named executive officers serving during or at the end of the fiscal year 2018.

Name	FFO Run Rate(1)	Same-Store NOI Growth(2)	Strategic Plan(3)	Personal Goals(3)	Total Payout	% of Target

Mark O. Decker, Jr.	$110,124	$266,430	$66,608	$66,607	$509,769	115%
John A. Kirchmann	$56,420	$136,500	$22,750	$22,750	$238,420	105%
Anne M. Olson	$56,420	$136,500	$34,125	$34,125	$261,170	115%
Andrew Martin	$43,000	$105,000	$17,500	$17,500	$183,000	105%
1.
For fiscal year 2018, for Company generated a Q4 FFO Run Rate of $0.372 per share/unit, which exceeded the "threshold" level, with a 62% payout based on linear interpolation between the "threshold" and "target" levels.

2.
The Company's same-store NOI growth was 0.1%, which exceeded the "maximum" performance metric and resulted in a 150% payout.

3.
With respect to the subjective goals relating to progress on execution of the strategic plan (10%) and meeting individual personal goals (10%), the Compensation Committee, with the approval of the independent trustees, determined that all of the named executive officers met both subjective criteria of their STIP awards, with the awards to Messrs. Kirchmann and Martin at the "target" performance level and Mr. Decker and Ms. Olson at the "maximum" performance level.

Long-Term Incentive Awards

The long-term incentive awards are issued pursuant to the 2015 Plan and are subject to the terms and limitations of the 2015 Plan. The awards are evidenced by individual award agreements, which allows the Compensation Committee the flexibility to make changes easily in the future to reflect best practices in the market and REIT industry.

    2018 LTIP

On June 20, 2017, the Compensation Committee recommended, and the independent trustees approved, a new long-term incentive program for fiscal year 2018 ("2018 LTIP") under the 2015 Plan to be consistent with best practices in the market and align more closely with the Company's compensation program goals. As of June 20, 2017, 2018 LTIP awards were granted to the named executive officers. The 2018 LTIP awards include both performance-based elements (67%) and time-based elements (33%). The performance-based LTIP awards are equally split between (1) the Company's total shareholder return ("TSR") compared to a market index, and (2) the Company's leverage ratio, as calculated under its line of credit. The time-based LTIP awards consist of time-based RSUs with a three-year vesting period.

Target LTIP was based on a percentage of the named executive officer's base salary in effect as of May 1, 2018: 100% for Mr. Decker and 70% for the other eligible named executive officers. To prepare the LTIP award agreements, the percentage of salary was then converted into a number of common shares based on the average closing price of the common shares for the 20 trading days prior to the grant date to determine the number of Target Shares. The performance period for the 2018 LTIP performance-based awards extends from May 1, 2017 through April 30, 2020. Each of the performance-based 2018 LTIP awards are described in greater detail below.

    TSR vs. MSCI U.S. REIT Index

Fifty percent (50%) of the performance-based 2018 LTIP awards are earned based on the Company's total shareholder return ("TSR") over a three-year period, ending on April 30, 2020, as compared to the TSRs of the constituent members of the MSCI U.S. REIT Index over the same measurement period, ranging from 0% up to 200% of the performance-based Target Shares based on threshold, target and maximum performance levels as set forth in the table below:

	TSR Percentile for the Performance Period	Number of Performance-Based Target Shares Earned

Below Threshold	Below 25th percentile	None

Threshold	25th percentile	25% of Performance-Based Target Shares

Target	50th percentile	100% of Performance-Based Target Shares

Maximum	75th percentile	200% of Performance-Based Target Shares

Company TSR is the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)) in the value of a share during the performance period reflecting the appreciation/depreciation in the price per share and distributions paid on a share during the performance period, including the reinvestment of distributions. The Company TSR for the performance period will be calculated as follows: (1) the closing price of a share on the last day of such performance period (but using the average closing price for the 20 trading days ending on the last day of the performance period) plus distributions paid during such period, divided by (2) the closing price of a share on the first day of such performance period (but using the average closing price for the 20 trading days ending before the first day of the performance period). If the performance period ends on account of a change in control, the Company TSR for the period from the most recent fiscal year end to the change in control date will be annualized for purposes of calculating the Company TSR. The TSR of a constituent member of the MSCI U.S. REIT Index will be the TSR of such member, calculated in accordance with the methodology described above for Company TSR.

If achievement falls between two performance levels, then linear interpolation will be used to determine the number of earned shares. If the named executive officer remains in the continuous employ of the Company or an affiliate from the date of grant until the end of the performance period, then the earned shares will fully vest at the end of the performance period. If the named executive officer's employment is terminated before the end of the performance period for either good reason by the officer, without cause by the Company, or upon the officer's death or disability (a "Qualifying Termination"), then a pro rata portion of the earned shares will vest at the end of the performance period. If a change in control occurs before the end of the performance period, then a pro rata portion of the earned shares will vest on the change of control date.

    Consolidated Leverage Ratio under the Company's Line of Credit

Fifty percent (50%) of the performance-based 2018 LTIP awards are based on the Company's three-year consolidated leverage ratio calculated under the Company's $300 million line of credit. The "consolidated leverage ratio" is the ratio of (1) the Company's total indebtedness as of such date to (2) the total asset value of the Company's real properties, subject to adjustment as specified under the terms of the Credit Agreement, dated January 31, 2017, which was filed with the SEC on March 13, 2017 as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quater ended

January 31, 2017, and is available on the SEC's website at www.sec.gov. The components of the consolidated leverage ratio test under the Credit Agreement are as follows:

	Consolidated Leverage Ratio	Number of Performance-Based Target Shares Earned

Below Threshold	50% or more	None

Threshold	<50%	25% of Performance-Based Target Shares

Target	48%	100% of Performance-Based Target Shares

Maximum	<42%	200% of Performance-Based Target Shares

If achievement falls between two performance levels, then linear interpolation will be used to determine the number of earned shares. If the named executive officer remains in the continuous employ of the Company or an affiliate from the date of grant until the end of the performance period, then the earned shares will fully vest at the end of the performance period. If the named executive officer's employment is terminated before the end of the performance period for either good reason by the officer, without cause by the Company, or upon the officer's death or disability (a "Qualifying Termination"), then a pro rata portion of the earned shares will vest at the end of the performance period. If a change in control occurs before the end of the performance period, then a pro rata portion of the earned shares will vest on the change of control date.

    Time-based 2018 LTIP Awards

The time-based LTIP awards were granted at the target award level, or 100% of the Target Shares multiplied by 33.33%, and vest as to one-third of the shares on each of June 21, 2018, May 1, 2019, and May 1, 2020 if the named executive officer remains in the continuous employ of the Company or an affiliate through each of the applicable vesting dates. If the officer's employment is terminated due to death or disability before the last vesting date, then any shares that remain unvested will vest in full as of the date of such termination. If a change of control occurs before the last vesting date and the officer's employment is terminated in a Qualifying Termination as of the change of control date, or within twelve months of the change of control date, then any shares that remain unvested will vest in full as of the change in control date.

As of June 21, 2018, one-third of the shares under the time-based 2018 LTIP awards granted to the named executive officers were fully vested in accordance with the terms of the award agreements. The performance period for the performance-based 2018 LTIP awards granted to the named executive officers is still in progress.

    2017 LTIP

On June 22, 2016, the Compensation Committee recommended, and the independent trustees approved, a new long-term incentive program for fiscal year 2017 ("2017 LTIP") under the 2015 Plan to be more consistent with best practices in the market and align more closely with the Company's compensation program goals, and granted, as of June 22, 2016 and August 8, 2016, 2017 LTIP awards to the named executive officers at that time. Mr. Decker is the only current named executive officer who is eligible for the 2017 LTIP. The performance period for the 2017 LTIP performance-based awards extends from May 1, 2016 through April 30, 2019.

Under the 2017 LTIP, eligible named executive officers received: (1) 75% of the award in performance shares ("performance-based LTIP award"); and (2) 25% in time-based restricted shares ("time-based LTIP award"). Target LTIP was based on a percentage of the named executive officer's base salary in effect as of May 1, 2016 for eligible named executive officers and August 8, 2016 for Mr. Decker: 85% for Mr. Decker and 70% for the other eligible named executive officers. To prepare the LTIP award agreements, the percentage of salary was then converted into a number of common shares based on the average closing price of the common shares for the 20 trading days prior to the grant date to determine the number of Target Shares.

The performance-based LTIP awards were granted based on the Company's TSR over a three-year period, ending on April 30, 2019, as compared to the TSRs of the constituent members of the MSCI U.S. REIT Index over the same measurement period, ranging from 0% up to 200% of the performance-based Target Shares based on threshold, target, and maximum performance levels as set forth in the table below:

	TSR Percentile for the Performance Period	Number of Performance-Based Target Shares Earned

Below Threshold	Below 25th percentile	None

Threshold	25th percentile	25% of Performance-Based Target Shares

Target	50th percentile	100% of Performance-Based Target Shares

Maximum	75th percentile	200% of Performance-Based Target Shares

Company TSR and MSCI U.S. REIT returns are calculated in the same manner as described under the "2018 LTIP – TSR vs. MSCI U.S. REIT Index" section above, as are the other qualifying conditions.

    Time-based 2017 LTIP Awards

The time-based LTIP awards were granted at the target award level, or 100% of the Target Shares multiplied by 25%, and vest as to one-third of the shares on each of June 22, 2017, May 1, 2018, and May 1, 2019 (or August 8, 2017, May 1, 2018, and May 1, 2019 for Mr. Decker's award) if the named executive officer remains in the continuous employ of the Company or an affiliate through each of the applicable vesting dates. If the officer's employment is terminated due to death or disability before the last vesting date, then any shares that remain unvested will vest in full as of the date of such termination. If a change of control occurs before the last vesting date and the officer's employment is terminated in a Qualifying Termination as of the change of control date, or within twelve months of the change of control date, then any shares that remain unvested will vest in full as of the change in control date.

As of May 1, 2018, two-thirds of the shares under the time-based 2017 LTIP awards granted to Mr. Martin were fully vested in accordance with the terms of the award agreements. As of May 1, 2018, two-thirds of the shares under the time-based 2017 LTIP awards granted to Mr. Decker were fully vested in accordance with the terms of the award agreements. The performance-based 2017 LTIP awards granted to Mr. Decker remains outstanding. In connection with Mr. Martin's severance agreement, he forfeited any additional performance-based awards, but his time-based awards vested upon his severance on June 25, 2018.

    2016 LTIP

On September 15, 2015, the Compensation Committee recommended, and the independent trustees approved, a long-term incentive program for fiscal year 2016 ("2016 LTIP") under the 2015 Plan, immediately following shareholder approval of the 2015 Plan at the 2015 annual meeting of shareholders, and granted, as of September 16, 2015, 2016 LTIP awards to the named executive officers at that time. During the fiscal year ended April 30, 2018, Mr. Martin was the only current named executive officer who was eligible to participate in the 2016 LTIP.

Under the 2016 LTIP awards, named executive officers were provided the opportunity to earn awards, payable 100% in shares, based on the degree of attaining specified performance goals of the Company over a three-year, forward-looking performance period, in the same manner as described under the 2018 LTIP with respect to the Company TSR compared to the MSCI U.S. REIT Index.

As of April 30, 2018, the Company's performance, calculated in accordance with the terms of the awards, was below the threshold level. Accordingly, no LTIP awards were earned by the Mr. Martin. In connection with his severance agreement, Mr. Martin forfeited any additional performance-based awards, but his time-based awards vested upon his severance on June 25, 2018.

Health, Retirement and Other Benefits

In an effort to attract, retain and fairly compensate talented employees, the Company offers various benefit plans to its employees, including a 401(k) benefit plan, and health, life insurance, and disability plans. These benefit plans are part of the Company's broad-based employee benefits program, and none of these plans are offered to the named executive officers either exclusively or with terms different from those offered to other eligible Company employees.

Executive Benefits and Perquisites

As noted above, the Company's named executive officers are generally offered the same employee benefits and perquisites offered to all employees. In fiscal year 2018, the only benefits or perquisites offered to any named executive officer either exclusively or with terms different from those offered to other eligible Company employees were the following: the provision of a data plan to all named executive officers, in addition to the Company's standard cell phone plan for employees. The Company provides executive benefits and perquisites to retain executive talent. The total value of all perquisites received by any of the named executive officers in fiscal year 2018 was less than $10,000.

Compensation Elements and Basis for Compensation of Named Executive Officers

The components of the Company's executive compensation program (base salary, incentive awards, health, retirement, and other benefits, and executive benefits and perquisites) for fiscal year 2018 are discussed above. The key factors the Compensation Committee considered in setting or approving the compensation for the named executive officers are discussed below and include the nature, scope, and level of their respective responsibilities and their individual contribution to the Company's operational and financial results. These factors were considered as a whole, and no one factor was determinative of an executive's compensation, and they were based upon a subjective, non-formulaic and informal evaluation of senior executive performance by the Compensation Committee together with the CEO, as discussed above. Additionally, in the case of senior executive officers other than the CEO, the Compensation Committee generally deferred to the recommendations of the CEO.

              Basis for Compensation of the Chief Executive Officer. Mr. Decker's salary for fiscal year 2018 was based on an evaluation of those factors previously described and was approved by the

Compensation Committee and the independent trustees. Among the factors considered were the Company's performance in the current economic environment, the impact of the economic conditions on the Company's operating and performance metrics (including FFO, occupancy levels, and disposition/acquisition activity), and the responsibility and workload due to implementing the Company's strategic plan to become a pure multifamily REIT and operational complexity. These factors were considered as a whole, and no numerical weight was attributed to any particular factor. The incentive awards granted to Mr. Decker for fiscal year 2018 were granted based on the criteria and calculated in accordance with the formulas described above in the "Short-Term Incentive Awards" and "Long-Term Incentive Awards" section of this Compensation Discussion and Analysis.

              Basis for Compensation of Other Named Executive Officers. The salaries for the named executive officers, other than the CEO, for fiscal year 2018 was based on the recommendations of the CEO following his evaluation of those factors previously described and was approved by the Compensation Committee and the independent trustees. Among the factors considered were the Company's performance in the current economic environment, the impact of the economic conditions on the Company's operating and performance metrics (including FFO, occupancy levels and disposition/acquisition activity), and the responsibility and workload due to implementing the Company's strategic plan to become a pure multifamily REIT and operational complexity. These factors were considered as a whole, and no numerical weight was attributed to any particular factor. The incentive awards granted to the other named executive officers for fiscal year 2018 were granted based on the criteria and calculated in accordance with the formulas described above in the "Short-Term Incentive Awards" and "Long-Term Incentive Awards" section of this Compensation Discussion and Analysis.

Signing Bonus/Retention Awards and Agreements

On August 8, 2016, when Mark O. Decker, Jr. was appointed President and Chief Investment Officer, the Company granted Mr. Decker a signing share bonus award of 30,675 shares, determined by dividing $200,000 by the average closing price for the Company's shares for the 20 trading days prior to August 8, 2016. This signing share bonus award vests in three equal installments on August 8, 2017, August 8, 2018, and August 8, 2019, if he remains in the continuous employ of the Company through each of the applicable vesting dates.

In connection with the leadership transitions in April 2017, the Company granted retention awards to Mark O. Decker, Jr., effective May 1, 2017. Mr. Decker received a cash retention bonus of $100,000 and a retention share award for 16,477 shares, determined by dividing $100,000 by the average closing price for the Company's common shares for the 20 trading days prior to April 30, 2017. This retention share award vests in three equal installments on May 1, 2018, May 1, 2019, and May 1, 2020, if he remains in the continuous employ of the Company through each of the applicable vesting dates. If Mr. Decker voluntarily terminates his employment with the Company prior to May 1, 2020, he will be obligated to repay the cash retention bonus as follows: (1) 100% if he terminates employment on or before May 1, 2018; (2) 67% if he terminates employment after May 1, 2018, but on or before May 1, 2019; and (3) 33% if he terminates employment after May 1, 2019, but on or before May 1, 2020.

In connection with the leadership transitions in April 2017, on April 30, 2017, John A. Kirchmann joined the Company as an Executive Vice President, and Anne M. Olson joined as an Executive Vice President and the new General Counsel and Secretary. On the same date, the Company granted Mr. Kirchmann and Ms. Olson each a signing share bonus award of 24,671 shares, determined by dividing $150,000 by the average closing prices for the Company's common stock for the 20 trading days prior to the grant date. These signing share bonus awards vest as to one-third of the shares on each of April 30, 2018, April 30, 2019, and April 30, 2020 if they remain in the continuous employ of the Company through each of the applicable vesting dates.

Resignation and Severance Agreements

Effective on July 13, 2017, the Company entered into a resignation and release agreement with Ted E. Holmes in connection with his resignation as Executive Vice President and Chief Financial Officer. Under this agreement, Mr. Holmes received a lump-sum severance payment of $281,516.75 (equal to 0.75 times his current base salary plus 0.75 times the average annual earned cash bonus for the previous three years), plus a cash payment of $13,274.10 (which equals nine months of his monthly premium for the cost of continuation of health benefits). In addition, Mr. Holmes's remaining interest in all other STIPs and LTIPs were forfeited in full.

On June 25, 2018, the Company entered into a severance agreement and release with Andrew Martin in connection with his resignation as Executive Vice President – Property Operations. Under this agreement, Mr. Martin received a lump sum severance payment of $318,750, subject to applicable tax withholding and deductions as required by law. The severance calculation is based on 0.75x base salary, plus 0.75x target bonus. As of his resignation date, vesting accelerated on all 7,625 of Mr. Martin's outstanding time-based restricted shares of common stock, which were awarded under the Company's LTIP. All outstanding performance-based shares awarded to Mr. Martin under the LTIP will be forfeited. In addition, Mr. Martin will receive other employee benefits valued at $20,926, including 0.75x of his current annual premium for the continuation of health benefits.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1 million in compensation per year on the amount that the Company may deduct with respect to each of its named executive officers. The limitation does not apply to compensation that qualifies as "performance-based compensation" under Section 162(m). The Compensation Committee's present intention is to qualify, to the extent reasonable, a substantial portion of the executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee reserves the right to design programs that incorporate a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be deductible. No named executive officers exceeded this threshold for the fiscal year ended April 30, 2018.

Clawback Policy

The Company believes it is important to foster and maintain a culture that emphasizes integrity and accountability and that reinforces the Company's pay-for-performance compensation philosophy. For this reason, the Company adopted the Executive Incentive Compensation Recoupment Policy, more commonly known as a clawback policy, effective May 1, 2015. This policy applies to all executive officers, vice presidents, and senior vice presidents who receive incentive compensation, including annual cash bonuses and cash and equity awards under the current or future STIP and LTIP, which are based on achievement of specified financial performance metrics. The policy applies to such awards approved, awarded, or granted on or after the effective date of May 1, 2015.

In the event the Company restates its financial statements due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, a person covered by this clawback policy will be required to reimburse or forfeit any incentive compensation received if such person engaged in fraud, intentional misconduct, or illegal behavior that caused or contributed to such restatement. The amount to be reimbursed or forfeited will be the amount of the incentive compensation paid or awarded to the person based on the erroneous financial data exceeding the amount that would have been paid based on restated results, as determined by the Board in its sole discretion. The Board will also determine the method for recouping such amounts, which may include: (1) requiring reimbursement of cash incentive compensation previously paid to the person; (2) seeking recovery of any gain realized on the vesting, sale or other disposition of any equity-based awards; (3) offsetting the recouped amount from any compensation otherwise owed by the Company to the person; (4) canceling outstanding vested or unvested equity awards made to the person; and/or (5) taking any other remedial and recovery action permitted by law.

The Board has the sole discretion to decide whether it is appropriate to recoup the pre- or post-tax incentive compensation amount based on the person's circumstances. However, actions taken to recover such incentive compensation under this policy will be effected in a manner that does not result in adverse tax consequences for the person under Section 409A of the Internal Revenue Code and applicable rules and regulations. It is the Company's intention that this policy be interpreted in a manner consistent with the requirements of Section 10D of the Exchange Act.

Change In Control Severance Agreements

The Company entered into Change in Control Severance Agreements with the executive officers, including Ms. Olson and Messrs. Decker and Kirchmann. The Company believes it is important to provide such officers assurances regarding the benefits that will be payable if a change in control occurs and their employment with the Company and its affiliates is terminated without cause by the Company or terminated by the officer for good reason, as such terms are defined in the agreements. These agreements have an initial term of five years, but will automatically extend for additional one-year periods thereafter unless either party terminates the agreement no later than by March 31st of the preceding year.

Pursuant to each agreement, the payment of severance benefits is also contingent on the officer: (1) signing a release and waiver of all claims against the Company, which includes a covenant not to sue; and (2) complying with certain covenants during employment and after termination, including non-compete provisions for six months, non-recruitment provisions, and confidentiality agreements.

Severance benefits include: (1) severance pay equal to two times for Mr. Decker and one times for other officers, the sum of (a) base salary plus (b) the average annual cash bonus awarded for the previous three years; (2) outstanding unvested stock awards that vest based on continued employment immediately become vested; (3) outstanding stock awards that vest based on performance goals, objectives, or measures will remain outstanding until the end of the performance measurement period and become vested to the extent the performance goals, objectives, or measures are achieved; (4) reimbursement of certain health insurance coverage for up to eighteen months; and (5) benefits under other Company plans and programs pursuant to the terms of such plans and programs.

Indemnification Agreements

The Company entered into an Indemnification Agreement with each of the trustees, executive officers, senior vice presidents, and certain other officers of the Company. The Company believes that to attract and retain talented and experienced individuals to serve or continue to serve as trustees or officers of the Company, and to encourage them to take the business risks necessary for the success of the Company, it is necessary for the Company contractually to indemnify trustees and officers and to assume for itself, to the fullest extent permitted by law, expenses and damages related to claims against such trustees and officers in connection with their service to the Company.

The agreements supplement the rights to indemnification, advancement of expenses and related rights provided in the Company's Declaration of Trust. The Agreements generally provide that the Company shall indemnify the indemnitees to the fullest extent permitted by law, subject to certain exceptions, against judgments, penalties, fines, and amounts paid in settlement and all expenses actually and reasonably incurred by indemnitee in connection with their services as a trustee or officer and also provide rights to advancement of expenses and contribution. An agreement terminates the later of: (1) the date the indemnitee is no longer a trustee or employee of the Company; and (2) the date that indemnitee is no longer subject to any actual or possible proceeding, as defined in the agreements.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Board: Linda J. Hall (Chair) Terrance P. Maxwell John A. Schissel

 EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table For Fiscal Year 2018

The table below summarizes the total compensation paid to or earned by the named executive officers serving during or at the end of fiscal year 2018, based on total compensation for the fiscal year ended April 30, 2018.

Name and Principal Position	Fiscal Year	Salary ($)	Share Awards(1)(2) ($)	Non-equity Incentive Plan Compensation(3) ($)	All Other Compensation(*) ($)	Total ($)

Mark O. Decker, Jr.(4)	2018	444,050	592,793(5)	509,769	196,468	1,674,860
President, Chief Executive Officer and	2017	281,058	502,014(6)	83,862	19,633	886,567
Chief Investment Officer
John A. Kirchmann	2018	325,000	399,383	238,240	40,029	1,002,652
Chief Financial Officer and Executive Vice
President
Anne M. Olson	2018	325,000	399,383	261,170	22,925	1,008,478
Chief Operating Officer, Executive Vice
President, General Counsel, and Secretary
Andrew Martin	2018	222,986	170,812	183,400	21,770	598,968
Former Executive Vice President– Property	2017	218,922	143,536	65,677	15,277	443,412
Operations
Ted E. Holmes(7)	2018	68,269	0	0	348,153	416,422
Former Executive Vice President	2017	242,308	150,794(8)	0	23,839	416,941
and Chief Financial Officer	2016	238,846	472,934(9)	0	34,545	746,325

(1)
The amounts included in this column for fiscal year 2018 represent the full grant date fair value, computed in accordance with ASC Topic 718, of shares awarded under 2018 LTIP awards. Such 2018 LTIP awards were granted on June 21, 2017, except as noted in footnote 5. Each applicable officer received two 2018 LTIP awards on the applicable grant date: (i) a time-based share award which vests ratably over a three-year period provided the recipient is still employed with the Company ("time-based LTIP award"); and (ii) a performance-based share award which vests based on achieving certain performance goals at the end of the performance period, or April 30, 2020, provided that the recipient is still employed with the Company ("performance-based LTIP award"). The grant date fair value for the performance-based LTIP awards were based on the target number of shares under the award. See the "Long-Term Incentive Awards – 2018 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(2)
The amounts included in this column for fiscal year 2017 represent the full grant date fair value, computed in accordance with ASC Topic 718, of shares awarded under 2017 LTIP awards. Such 2017 LTIP awards were granted on June 22, 2016, except as noted in footnote 6. Each applicable officer received two 2017 LTIP awards on the applicable grant date: (i) a time-based share award which vests ratably over a three-year period provided the recipient is still employed with the Company ("time-based LTIP award"); and (ii) a performance-based share award which vests based on achieving certain performance goals at the end of the performance period, or April 30, 2019, provided that the recipient is still employed with the Company ("performance-based LTIP award"). The grant date fair value for the performance-based LTIP awards were based on the target number of shares under the award. See the "Long-Term Incentive Awards – 2017 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(3)
The amounts included in this column represent the cash awards earned under the referenced fiscal year pursuant to the Company's STIP, based on such fiscal year performance. The awards were paid following the end of the applicable fiscal year. See the "Short-Term Incentive Awards" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(4)
Mr. Decker was promoted to Chief Executive Officer on April 27, 2017.

(5)
On May 1, 2017, Mr. Decker received a time-based LTIP award. The amount of this award reflects the full grant date fair value, computed in accordance with ASC Topic 718. This award vests as to one-third of the shares on each May 1, 2018, May 1, 2019, and May 1, 2020, provided that the recipient is still employed with the Company. See the "Signing Bonus/Retention Awards and Agreements" section of the Compensation Discussion and Analysis section of the this Proxy Statement for more information.

(6)
In addition to the time-based LTIP award and performance-based LTIP award granted on August 8, 2016, the amount includes a restricted share award granted on August 8, 2016 as a signing bonus when Mr. Decker joined the Company ("signing bonus award"). The amount of this award reflects the full grant date fair value, computed in accordance with ASC Topic 718. This award vests as to one-third of the shares on August 8, 2017 (the first year anniversary of the grant date), May 1, 2018, and

  May 1, 2019, provided that the recipient is still employed with the Company. See the "Signing Bonus/Retention Awards and Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(7)
Mr. Holmes resigned as the Executive Vice President and Chief Financial Officer effective as of June 29, 2017. See the "Resignation and Severance Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for information on the amounts paid to Mr. Holmes following the end of fiscal year 2017 which are not reflected in the table.

(8)
The time-based LTIP award vested as to one-third of the shares on June 22, 2017 with the remaining two-thirds of the shares forfeited in connection with Mr. Holmes' resignation, and the performance-based LTIP award was forfeited in full pursuant to Mr. Holmes' resignation agreement. See the "Resignation and Severance Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(9)
In connection with the recipient's resignation, all interests in the three-year LTIP awards have been forfeited in full.

(*)
All Other Compensation for the fiscal years ended April 30, 2018 and 2017 consists of the following:

	Years	401(k) Company Contribution ($)	Health and Dental Coverage and HSA Contributions ($)	Life Insurance & Long-term Disability Coverage ($)	Other ($)	Total ($)

Mark O. Decker, Jr.	2018	18,251	14,290	588	168,470(1)	196,468
	2017	3,038	9,421	394	6,780(2)	19,633
John A. Kirchmann	2018	8,438	10,967	588	20,036(2)	40,029
Anne M. Olson	2018	8,438	13,899	588	—	22,925
Andrew Martin	2018	14,504	6,678	588	—	21,770
	2017	8,757	5,928	592	—	15,277
Ted E. Holmes	2018	4,942	3,285	135	339,791(3)	348,153
	2017	9,692	13,555	592	—	23,839
	2016	11,140	13,536	594	—	34,545

(1)
Includes a retention bonus and relocation costs.
(2)
Relocation costs.
(3)
Consists of a $45,000 retention bonus, a lump sum cash severance payment of $281,517, and a cash payment of $13,274, equal to 9 months of monthly payments for the cost of continuation of health benefits, paid in connection with Mr. Holmes resignation.

Grants of Plan-Based Awards Table

The following table presents information regarding share awards granted to the named executive officers for fiscal year 2018 performance under the Company's 2015 Incentive Plan.

Name	Grant Date	All Other Share Awards: No. of Shares		Grant-Date Fair Value ($)(1)

Mark O. Decker, Jr.	6/21/2017	24,345	(2)	149,721
	6/21/2017	48,690	(3)	345,212
	5/1/2017	16,447	(4)	97,860
	8/8/2016	12,874	(5)	84,582
	8/8/2016	30,675	(6)	201,535
	8/8/2016	38,622	(7)	215,897
John A. Kirchmann	6/21/2017	12,473	(2)	76,710
	6/21/2017	24,946	(3)	176,867
	4/30/2017	24,671	(8)	145,806
Anne Olson	6/21/2017	12,473	(2)	76,710
	6/21/2017	24,946	(3)	176,867
	4/30/2017	24,671	(8)	145,806
Andrew Martin	6/21/2017	8,402	(2)	51,672
	6/21/2017	16,804	(3)	119,140
	6/22/2016	6,072	(9)	37,889
	6/22/2016	18,215	(10)	105,647
	9/16/2015	29,948	(11)	104,092
Ted E. Holmes	6/22/2016	6,379	(12)	39,805

(1)
The amounts included in this column represent the full grant date fair value, computed in accordance with ASC Topic 718, of shares awarded under the 2015 Incentive Plan.

(2)
Time-based LTIP awards granted on June 21, 2017, which vest ratably on each June 21, 2018, May 1, 2019, and May 1, 2020, provided that the recipient is still employed with the Company. See the "Long-Term Incentive Awards – 2018 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(3)
Performance-based LTIP awards granted on June 21, 2017, which vest based on achieving certain performance goals at the end of the performance period, or April 30, 2020, provided that the recipient is still employed with the Company. The number of shares and grant date fair values for the performance-based LTIP awards are based on the target number of shares under the award. See the "Long-Term Incentive Awards – 2018 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information

(4)
Retention share award granted on May 1, 2017, which vests ratably on May 1, 2018, May 1, 2019, and May 1, 2020, provided that the recipient is still employed with the Company. See the "Signing Bonus/Retention Awards and Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(5)
Time-based LTIP awards granted on August 8, 2016, which vest ratably on August 8, 2017, May 1, 2018, and May 1, 2019, provided that the recipient is still employed with the Company. See the "Long-Term Incentive Awards – 2017 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(6)
Signing bonus award granted on August 8, 2016, which vests ratably over a three-year period provided the recipient is still employed with the Company. See the "Signing Bonus" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(7)
Performance-based LTIP awards granted on August 8, 2016, which vest based on achieving certain performance goals at the end of the performance period, or April 30, 2019, provided that the recipient is still employed with the Company. The number of shares and grant date fair values for the performance-based LTIP awards are based on the target number of shares under the award. See the "Long-Term Incentive Awards – 2018 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(8)
Time-based LTIP awards granted on April 30, 2017, which vest ratably on April 30, 2018, April 30, 2019, and April 30, 2020 provided that the recipient is still employed with the Company. See the "Long-Term Incentive Awards – 2017 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(9)
Time-based LTIP awards granted on June 22, 2016, which vest ratably on each June 22, 2017, May 1, 2018, and May 1, 2019, provided that the recipient is still employed with the Company. See the "Long-Term Incentive Awards – 2017 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(10)
Performance-based LTIP awards granted on June 22, 2016, which vest based on achieving certain performance goals at the end of the performance period, or April 30, 2019, provided that the recipient is still employed with the Company. The number of shares and grant date fair values for the performance-based LTIP awards are based on the target number of shares under the award. See the "Long-Term Incentive Awards – 2018 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(11)
Three-year LTIP awards granted on September 16, 2015, which vest based on achieving certain performance goals at the end of the performance period, or April 30, 2018, provided that the recipient is still employed with the Company. Earned shares will vest 50% on April 30, 2018, with the remaining 50% on April 30, 2019. The number of shares and grant date fair values for the performance-based LTIP awards are based on the target number of shares under the award. No shares were earned under this award since the established performance goals were not met. See the "Long-Term Incentive Awards – 2018 LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(12)
Time-based LTIP awards granted on June 22, 2016, which award vested as to one-third of the shares on June 22, 2017, with the remaining two-thirds of the shares forfeited in connection with recipient's resignation, and the performance-based LTIP award was forfeited in full pursuant to his resignation agreement. See the "Resignation and Separation Agreements" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding share awards granted to each of the named executive officers under the 2015 Plan which were outstanding at the end of the last completed fiscal year but had not yet been earned or vested. See "Grants of Plan-Based Awards Table" for more information.

		Share Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(1)

Mark O. Decker, Jr.	6/21/2017	24,345	(2)	129,759
	6/21/2017	24,345	(3)	129,759
	6/21/2017	24,345	(3)	129,759
	5/1/2017	16,447	(2)	87,663
	8/8/2016	8,583	(2)	45,747
	8/8/2016	38,622	(3)	205,855
	8/8/2016	20,450	(4)	108,999
John A. Kirchmann	6/21/2017	12,473	(2)	66,481
	6/21/2017	12,473	(3)	66,481
	6/21/2017	12,473	(3)	66,481
	4/30/2017	16,447	(4)	87,663
Anne Olson	6/21/2017	12,473	(2)	66,481
	6/21/2017	12,473	(3)	66,481
	6/21/2017	12,473	(3)	66,481
	4/30/2017	16,447	(4)	87,663
Andrew Martin	6/21/2017	8,402	(2)(5)	44,783
	6/21/2017	8,402	(3)(5)	44,783
	6/21/2017	8,402	(3)(5)	44,783
	6/22/2016	4,048	(2)(5)	21,576
	6/22/2016	18,215	(3)(5)	97,086

(1)
Based on the closing market price per common share at the end of the last completed fiscal year, April 30, 2018, which was $5.33.
(2)
Time-based LTIP award.
(3)
Performance-based LTIP award. The number of shares and market value of unearned shares for such awards are based on the target number of shares under the award.
(4)
Signing bonus award upon joining the Company.
(5)
Upon Mr. Martin's resignation on June 25, 2018, vesting accelerated on his time-based awards and all outstanding performance-based awards were forfeited. See the "Resignation and Severance Agreements" section of the Compensation Discussion and Analysis section for further details.

Shares Vested

The following table presents information regarding share awards granted to each of the named executive officers under the 2015 Incentive Plan which vested during the last completed fiscal year. All shares were or became fully vested and unrestricted on April 30, 2018. The Company has not granted any share option awards to the named executive officers.

			Share Awards
Name	Grant Date	Vest Date	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Mark O. Decker, Jr.	8/8/2016	8/8/2017	4,291	(1)	26,433
	8/8/2016	8/8/2017	10,225	(1)	62,986
John A. Kirchmann	4/30/2017	4/30/2018	8,224	(2)	43,834
Anne Olson	4/30/2017	4/30/2018	8,224	(2)	43,834
Andrew Martin	6/22/2016	6/22/2017	2,024	(3)	12,427

(1)
These shares consist of one-third of the time-based LTIP awards granted on August 8, 2016.
(2)
These shares consist of one-third of the signing bonus award granted on April 30, 2017.
(3)
These shares consist of one-third of the time-based LTIP awards granted on June 22, 2016.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of April 30, 2018 regarding compensation plans (including individual compensation arrangements) under which the Company's common shares of beneficial interest are available for issuance:

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	0	0	3,646,683(2)
Equity compensation plans not approved by security holders	0	0	0

Total	0	0	3,646,683(2)

(1)
The 2015 Incentive Plan was approved by shareholders on September 15, 2015.

(2)
Common shares subject to share awards or share unit awards granted under the 2015 Incentive Plan that have been canceled, forfeited, expired, or otherwise terminated without the issuance of such common shares, or if any award is settle for cash, then the number of common shares not issued will be available again for issuance under the 2015 Incentive Plan. Therefore, the 1,399,863 common shares subject to the following forfeitures are available again for issuance under the 2015 Incentive Plan: (i) the one-year LTIP awards, two-year LTIP awards, and three-year LTIP awards granted on September 16, 2015, which awards were unearned as of April 30, 2016, April 30, 2017, and April 30, 2018, respectively, the end of the performance periods, or forfeited prior to the end of the performance periods upon resignation of the applicable recipient; (ii) the portions of the time-based LTIP awards granted on June 22, 2016, which were forfeited prior to the end of the performance period in connection with the resignation of the applicable recipient; (iii) the performance-based LTIP awards granted on June 22, 2016, which were forfeited prior to the end of the performance period in connection with the resignation of the applicable recipient; (iv) trustee share awards granted on June 22, 2016 which were forfeited prior to the end of the performance period in connection with the resignation of the applicable recipient; and (v) trustee share awards granted on May 1, 2017, which were forfeited prior to the end of the performance period in connection with the resignation of the applicable recipient.

Potential Payments Upon Termination or Change in Control

Employment Agreements

The Company has not entered into any employment agreements with its officers or employees.

Change in Control Severance Agreements

On June 19, 2018, the Company adopted a form of Change in Control Severance Agreements ("Change in Control Agreements"), and each of Mr. Decker, Mr. Kirchmann, and Ms. Olson have or will enter into a Change in Control Agreement with the Company. Under each agreement, an officer will receive severance payments and benefits if a change in control occurs and his or her employment with the Company and its affiliates is terminated without cause by the Company or terminated by the officer for good reason, as such terms are defined in the agreements. Such payments and receipt of benefits are also contingent on the officer: (1) signing a release and waiver of all claims against the Company; and (2) complying with certain covenants during employment and after termination, including a non-compete provision for one year for Mr. Decker, the CEO at the time, and six months for other executive officers; non-recruitment, or non-solicitation, provision; non-disparagement provision; and confidentiality agreement.

Under the agreements, severance benefits include:

  •
  Severance pay equal to 2x for Mr. Decker (as CEO) and 1x for other executive officers, the sum of
  o
  base salary, plus
  o
  the target annual cash bonus
  •
  outstanding non-vested share awards that vest based on continued employment immediately become vested; and
  •
  outstanding non-vested, performance-based share awards that vest based on performance goals will remain outstanding until the end of the performance measurement period and become vested to the extent the performance goals are achieved.

Executive officers are also entitled to reimbursement of certain health insurance coverage for up to 18 months and benefits under other Company plans and programs per the terms of such plans and programs. Executive officers would not receive any payment in the event of a termination without good reason by the officer or a termination for cause by the Company.

2015 Incentive Plan

Under the 2015 Plan, in the event a change in control occurs (as defined under the 2015 Plan), the administrator may, at its discretion, require outstanding share awards, share unit awards, and incentive awards be assumed by the surviving entity or replaced by a comparable substitute award of substantially equal value issued by the surviving entity.

If awards are not assumed or replaced with substitute awards, the administrator may provide that: (1) share awards become vested in full; (2) share unit awards become earned in full and paid in vested common shares; and (3) incentive awards become earned, in whole or in part, in accordance with the terms of the award. In addition, the administrator may provide that share unit awards and incentive awards be canceled and exchanged for payment in cash, common shares, or other securities received by the Company's shareholders in the change in control transaction equal to the price per share received by shareholders for each common share in the change in control transaction.

The following table provides information about the estimated maximum amounts payable to those named executive officers who were serving in their positions at the Company as of April 30, 2018 under various scenarios, assuming a change of control and/or termination had occurred on April 30, 2018. The table below does not include the cash amounts under outstanding STIP awards or number of vested shares under outstanding LTIP awards that otherwise would be payable to the named executive officer as of April 30, 2018.

Name and Termination Scenario(1)	Cash Payment ($)(1)		Acceleration of Vesting of Long-Term Equity Incentive Awards ($)(2)

Mark O. Decker, Jr. – President, Chief Executive Officer, and Chief Investment Officer
By Company For Cause(3)	0		0
By Company Without Cause	0		435,496
Upon Death or Disability	0		996,605
Upon Change in Control(4)	0		435,496
Upon Change in Control and Termination(5)	1,801,763	(6)	996,605
John A. Kirchmann – Executive Vice President and Chief Financial Officer
By Company For Cause(3)	0		0
By Company Without Cause	0		173,912
Upon Death or Disability	0		360,779
Upon a Change in Control(4)	0		173,912
Upon Change in Control and Termination(5)	569,812	(6)	360,779
Anne M. Olson – Executive Vice President — Chief Operating Officer, General Counsel, and Secretary
By Company For Cause(3)	0		0
By Company Without Cause	0		173,912
Upon Death or Disability	0		360,779
Upon Change in Control(4)	0		173,912
Upon Change in Control and Termination(5)	636,106	(6)	360,779

(1)
This column assumes that there was neither accrued but unpaid base compensation nor vacation time earned but unpaid as of April 30, 2018.

(2)
Amounts in this column reflect accelerated vesting of awards of restricted common shares under the LTIP awards that were outstanding at April 30, 2018. For purposes of this table, it is assumed that all the common shares under the performance-based LTIP awards have been earned and that the market value per restricted common share is $5.33, the closing market price per common share at the end of the last completed fiscal year, April 30, 2018.

(3)
No payments are made and no vesting occurs if the Company terminates the officer for "cause" as defined in the LTIP awards.

(4)
This reflects the occurrence of a change in control without termination, which would not trigger severance payments under the Change in Control Severance Agreement.

(5)
This reflects the occurrence of a change in control and the officer's employment was terminated by the Company without cause or by the officer with good reason, thereby triggering severance payments under the Change in Control Severance Agreement, assuming that all conditions under such agreement had been met as of April 30, 2018.

(6)
Includes the reimbursement of health care benefits, estimated to be $25,563 for Mr. Decker, $17,312 for Mr. Kirchmann, and $24,106 for Ms. Olson, assuming the reimbursement is for the full 18-month period and based on monthly premiums in place as of April 30, 2018.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following information regarding the ratio of the annual total compensation of its median employee to the annual total compensation of Mark O. Decker, Jr., the Company's President and Chief Executive Officer (the "CEO"). The Company considers the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements in Item 402(u) of Regulation S-K.

For the fiscal year ended April 30, 2018:

  •
  the annual total compensation of the employee who represents the Company's median compensated employee (other than the CEO) was $43,228; and

  •
  the annual total compensation of the CEO, as reported in the Summary Compensation Table above, was $1,674,860.

Based on this information, for the fiscal year ended April 30, 2018, the annual total compensation of our CEO was 39 times the median of the annual total compensation of all of our employees (other than the CEO).

Determining the Median Employee

    Employee Population

The Company used its employee population data as of April 30, 2018, as the reference date for identifying its median employee. As of such date, the employee population consisted of approximately 527 individuals, approximately 76.5% of whom were hourly employees, and all of whom were located in the United States. For purposes of the pay ratio calculation, the Company's employee population consists of all full-time and part-time employees at all locations, including all temporary employees employed as of the measurement date. Approximately 10.5% of the Company's employee population consisted of part-time employees as of the reference date.

    Methodology for Determining Our Median Employee

To identify the median employee from the employee population, the Company used actual wages and benefits paid, according to its U.S. and local payroll records, in the fiscal year ended April 30, 2018. In identifying the median employee, the Company annualized the compensation of all employees who were new-hires in the fiscal year ended April 30, 2018, and did not make any cost-of-living adjustments.

Compensation Measure and Annual Total Compensation of Median Employee

With respect to the annual total compensation of the median employee, the Company calculated such employee's compensation for the fiscal year ended April 30, 2018, in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Annual Total Compensation of CEO

With respect to the annual total compensation of the CEO, the Company used the amount reported in the "Total" column of the 2018 Summary Compensation Table included in this Proxy Statement.

Compensation Policies and Risk Management

The Compensation Committee members evaluate the principal elements of executive and non-executive compensation to determine whether they encourage excessive risk-taking. While the Compensation Committee members focus on the compensation of the executive officers because risk-related decisions depend predominantly on their judgment, they also consider the compensation of other senior officers and employees operating in decision-making capacities. The Compensation Committee believes that because of the following there is a low likelihood that the Company's compensation policies and practices would encourage excessive risk-taking:

  •
  Compensation for certain executive officers is composed of various components: base salary, short-term incentive cash awards, and long-term incentive equity awards. The mix is designed to balance near-term performance improvement with sustainable long-term value creation.

  •
  A significant percentage of compensation is equity-based, long-term compensation pursuant to LTIP awards. The use of restricted shares encourages the Company's executive officers to focus on sustaining the Company's long-term performance because unvested awards could significantly decrease in value if the Company's business is not managed with long-term interests in mind.

  •
  The STIP and LTIP awards granted in fiscal year 2018 utilize various performance goals. The STIP awards utilize the objective performance goals of Q4 FFO Run Rate per share/unit and Same Store NOI Growth as well as subjective performance goals for progress on execution of strategic plan and meeting individual personal goals. The performance-based LTIP awards utilize the Company's TSR over a three-year period as compared to the TSRs of the constituent members of the MSCI U.S. REIT Index over the same period as well as the Company's leverage ratio under the Company's line of credit. The use of several performance goals was intentionally selected by the Compensation Committee with the goal of aligning executive compensation with long-term creation of shareholder value.

  •
  The 2015 Plan contains individual limitations on the maximum amount that may be granted or awarded in any calendar year to a participant, including under the STIP and LTIP awards. The Compensation Committee believes these limitations are currently set at appropriate maximum levels under the 2015 Incentive Plan.

  •
  The Company adopted an equity ownership and retention policy by which each executive and senior officer is required to maintain a multiple of his or her base salary in common shares. The multiples are 5x for the Chief Executive Officer, 2x for the other executive officers and 1x for senior vice presidents. In addition, the officers are required to retain 60% of the net shares received under equity awards until either the officer reaches the ownership required level, is no longer employed by the Company, or ceases to be an officer. This policy requires each executive officer to maintain a meaningful equity interest in the Company that could significantly decrease in value if the Company's business is not managed with long-term interest in mind.

  •
  The Company adopted a "clawback" policy by which, with respect to any incentive awards granted after May 1, 2015, the Board will have the right to recoup all or any portion of incentive awards granted based on the Company's financial statements if the person had engaged in fraud, intentional misconduct, or illegal behavior that caused or contributed to a material restatement of such financial statements.

  •
  The Company adopted a policy prohibiting executive and senior officers from engaging in hedging or monetization transactions involving the Company's securities and from pledging the Company's securities as collateral for a loan, including through the use of traditional margin accounts with a broker.

The Compensation Committee believes this combination of factors encourages prudent management of the Company and discourages executive officers from taking risks that are not in the Company's long-term interest. Accordingly, the Compensation Committee believes the Company's compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

401(k) Plan

The Company sponsors a defined contribution 401(k) retirement plan. Employees over the age of 21 may participate in the Company's 401(k) plan, except for collectively bargained employees, non-resident alien employees, and part-time/temporary/seasonal employees scheduled to work less than 1,000 hours of service within the plan year. Eligible employees can participate in the plan immediately upon hire, but are not eligible for the employer match until they have completed six months of service and are age 21. Employees participating in the 401(k) plan may contribute up to maximum levels established by the IRS. The Company currently matches, dollar-for-dollar, employee contributions to the 401(k) plan in an amount equal to up to 5% of the wages of each employee participating in the 401(k) plan.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2018, the following served as members of the Compensation Committee of the Board of Trustees, either for all or part of the fiscal year: Ms. Linda J. Hall (Chair), Mr. Terrance P. Maxwell, and Mr. John A. Schissel. None of the members of the Compensation Committee currently is, or formerly was, an officer or employee of the Company. During fiscal year 2018, none of the Company's executive officers served on the Compensation Committee or any similar committee of any other entity or served as a director for any other entity whose executive officers served on the Company's Compensation Committee.

 PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

Description of Proposal

The Audit Committee has approved the selection of Grant Thornton LLP ("Grant Thornton") to serve as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2019.

As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. If this selection of auditors is not ratified by the shareholders at the Annual Meeting, the Audit Committee will review its future selection of independent auditors.

The Company expects that representatives of Grant Thornton will be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Vote Required

This proposal requires the affirmative vote of a majority of the voting power of the shareholders present in person or by proxy, provided a quorum is present, for approval.

Vote Recommended

The Board recommends that you vote FOR the ratification of the selection of Grant Thornton LLP as the Company's independent auditor for fiscal year 2019.

 ACCOUNTING AND AUDIT COMMITTEE MATTERS

Fees Paid to the Company's Independent Registered Public Accounting Firm

The following table summarizes the aggregate fees incurred for the audit and other services provided by Grant Thornton for fiscal years 2018 and 2017. These amounts include reimbursed expenses. The Audit Committee approves in advance all fees paid to, and services provided by, the Company's independent registered public accounting firm. The Audit Committee has considered the services provided by Grant Thornton in fiscal year 2018 and has determined that all such services were compatible with maintaining Grant Thornton's independence.

	2018	2017
Audit Fees	$559,292	$389,232
Audit-Related Fees	12,480	30,008
Tax Fees	—	—
All Other Fees	4,900	4,450

Total	$576,672	$423,690

Audit Fees:    This category includes the audit of the Company's annual financial statements, review of financial statements included in the Company's quarterly reports on Form 10-Q, and services that are normally provided by the independent accountant in connection with regulatory filings, such as comfort letters and consents and assistance with and reviews of documents filed with the SEC.

Audit-Related Fees:    This category consists of assurance and related services provided by the independent accountant that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under "Audit Fees." The services for the fees disclosed under this category generally include fees for benefit plan audits.

Tax Fees:    This category consists of professional services rendered by the independent accountant primarily in connection with the Company's tax compliance activities, including the preparation of tax returns and technical tax advice related to the preparation of tax returns.

All Other Fees:    This category consists of fees for other permissible services that do not meet the above category descriptions. These fees ($4,900 and $4,450 in fiscal years 2018 and 2017, respectively) represent the annual charge to the Company for a web-based accounting research tool.

 REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company's annual financial statements on behalf of the Board. In addition, the Audit Committee oversees the work of the Company's internal audit function. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States ("GAAP") and for management's report on internal control over financial reporting. The Company's independent registered public accounting firm, Grant Thornton LLP, is responsible for auditing the consolidated financial statements and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting.

The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. The Audit Committee met four times during fiscal year 2018, and all of those meetings included executive sessions with our independent accountant without management being present. In the course of fulfilling its oversight responsibilities, the Audit Committee met with both management and Grant Thornton LLP to review and discuss annual and quarterly financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP. The Audit Committee also discussed with Grant Thornton LLP matters required to be discussed pursuant to applicable Public Company Accounting Oversight Board standards, including the reasonableness of judgments and the clarity and completeness of financial disclosures.

In addition, the Audit Committee discussed with Grant Thornton LLP matters relating to its independence and has received from Grant Thornton LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence.

The Audit Committee pre-approves all services provided by the independent auditor to the Company, and the related fees for such services, and has concluded that all such services provided in fiscal year 2018 were compatible with the auditors' independence. The independent auditors provided nominal non-audit or non-audit related services to the Company during fiscal year 2017. See "Proposal 3: Ratification of Selection of Independent Auditor" for more information regarding fees paid to the Company's independent auditors for services in fiscal years 2018 and 2017.

During fiscal year 2018, the Audit Committee continued to oversee the internal auditor's ongoing testing of the effectiveness of the Company's internal controls. The findings of the internal auditor were reported to the Audit Committee on a quarterly basis. Grant Thornton LLP, as part of its 2018 audit of the Company's financial statements, independently reviewed the Company's internal controls.

On the basis of the reviews and discussions the Audit Committee has had with Grant Thornton LLP, the Company's internal auditor, and management, the Audit Committee recommended to the Board of Trustees that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2018 for filing with the SEC.

The Audit Committee has selected Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2019. The Board of Trustees has concurred in that selection and has presented the matter to the shareholders of the Company for ratification.

Submitted by the Audit Committee of the Board:

Michael T. Dance (Chair)
Jeffrey P. Caira
Linda J. Hall

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act ("Section 16(a)") requires that the trustees and executive officers of the Company and holders of more than 10% of the Company's equity securities file with the SEC, within specified due dates, initial reports of beneficial ownership of the Company's equity securities on Form 3; reports of changes in ownership of the Company's equity securities on Form 4; and annual reports of changes in ownership of the Company's equity securities on Form 5. As a matter of practice, the Company's administrative staff assists the trustees and executive officers with these reporting requirements. The Company is required to disclose whether it has knowledge that any person required to file such reports may have failed to do so in a timely manner. Based solely on a review of Section 16(a) reports filed with the SEC either reflecting transactions that had occurred during fiscal year 2017 or had been filed during fiscal year 2018 and on written representations from the Company's trustees and executive officers that no other reports were required during the year ended April 30, 2018, the Company believes that all of the Section 16(a) reporting obligations for the fiscal year ended April 30, 2018 were met, except for the following untimely filings of Section 16(a) reports: (1) John D. Stewart, Trustee, untimely filed the forfeiture of his restricted stock award upon his resignation as a Trustee, which Form 4 report was filed on February 9, 2018; (2) John A. Kirchmann, Executive Vice President and Chief Financial Officer, filed a Form 4 report on his purchase of the Company's common stock one day late, on January 31, 2018; (3) Emily Nagle Green and Mary J. Twinem, as new Trustees, filed their initial Form 3 report on March 15, 2018, which occurred simultaneously with their Form 4 filings that reported the grant of restricted stock they received in connection with their service as Trustees; and (4) Andrew Martin untimely filed a Form 4 on August 1, 2018, which Form 4 related to the following two transactions: (a) the vesting of restricted stock units on a time-based vesting schedule; and (b) accelerated vesting of certain restricted stock upon his resignation on June 25, 2018.

SHAREHOLDER PROPOSALS AND NOMINATIONS

The Company did not receive a request from any shareholder that a matter be submitted to a vote at the Annual Meeting or that a trustee nominee be included in the Company's 2018 proxy statement.

Shareholders who wish to submit a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the 2019 annual meeting of shareholders must comply with the requirements as to form and substance established by the SEC and set forth in Rule 14a-8 of the Exchange Act, including delivering the required materials to the Company's Secretary at the following address: Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988, no later than by April 9, 2019 in order to be included in the Company's proxy statement and form of proxy for such meeting pursuant to Rule 14a-8 of the Exchange Act. Shareholders who wish to submit a shareholder proposal outside of the processes of Rule 14a-8 of the Exchange Act, but rather in compliance with Article III, Section 6(A) of the Company's Bylaws, must comply with the requirements of the Bylaws, including delivering the required materials to the Company's Secretary at the above address no earlier than the close of business on May 21, 2019 and no later than the close of business on June 20, 2019. If such notice is received by the Company on or after June 20, 2019, then such notice will be considered untimely. Shareholder proposals submitted in this manner will not be included in the Company's proxy statement or form of proxy. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Shareholders who wish to propose a trustee nominee for the 2019 annual meeting of shareholders must comply with Article III, Section 6(B) of the Company's Bylaws, including delivering the required materials to the Company's Secretary at the following address: Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988. Submissions must be received by the Secretary no earlier than the close of business on May 21, 2019 and no later than the close of business on June 20, 2019. Such shareholder nominations will not be included in the Company's proxy statement or form of proxy. For more information on recommending individuals for consideration as nominees to the Company's Board of Trustees, see the discussion under "Corporate Governance and Board Matters — Board Committees."

 SHAREHOLDERS WITH THE SAME LAST NAME AND ADDRESS

In accordance with notices that the Company sent to certain shareholders, the Company is sending only a single copy of its proxy materials or Notice of Availability of Proxy Materials, as applicable, to shareholders who share the same last name and address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing the Company's common shares at two different brokerage firms, your household will receive two copies of the Company's proxy materials, one from each brokerage firm.

If you received a householded mailing this year and you would like to have separate proxy materials mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Investor Relations Department by mail to Investor Relations, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988, or by calling Investor Relations between 8:30 a.m. and 5:00 p.m. Central Time at 1-701-837-4738. Similarly, you may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

COMMUNICATING WITH IRET

If you would like to receive information about the Company, you may use one of the following methods:

  1.
  The Company's Internet site, located at www.iretapartments.com, contains information about the Company and its properties. The "Investors" section of the site contains press releases, earnings releases, financial information, and stock quotes, as well as corporate governance information and links to the Company's SEC filings. This Proxy Statement and the 2018 Annual Report on Form 10-K are both available on www.iretapartments.com.

  2.
  To have information such as the Company's latest quarterly or annual report mailed to you, please either call 1-701-837-4738 or send a request by email to "ir@iret.com" or by mail to: Investor Relations, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988.

If you would like to contact the Company, please call Investor Relations at 1-701-837-4738, or send correspondence to: Investor Relations, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988.

 OTHER MATTERS

It is not expected that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are properly presented at the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Trustees
Anne Olson General Counsel and Secretary

August 7, 2018
Minot, North Dakota

Upon written request of any shareholder entitled to receive this Proxy Statement, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, including the consolidated financial statements, the notes thereto, and the financial statement schedules, as filed with the Securities and Exchange Commission. Any such request should be addressed to Anne Olson, Chief Operating Officer, General Counsel, and Secretary of the Company, at Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988. This request must include a representation by the shareholder that, as of July 23, 2018, the shareholder is entitled to vote at the Annual Meeting.

 INVESTORS REAL ESTATE TRUST 1400 31st Ave SW SUITE 60 Minot, ND 58702-1988 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Trustees recommends you vote FOR the following: 1. Election of Trustees NomineesForAgainst Abstain 1A Jeffrey P. Caira 1B Michael T. Dance 1C Mark O. Decker, Jr. 1D Emily Nagle Green 1E Linda J. Hall 1F Terrance P. Maxwell 1G John A. Schissel 1H Mary J. Twinem 000 000 000 000 000 000 000 000 3RATIFICATION OF SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2019. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ForAgainst Abstain 000 0000386756_1 R1.0.1.17 proposals 2 and 3. ForAgainst Abstain 2ADVISORY VOTE ON EXECUTIVE COMPENSATION. 000 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report is available at www.proxyvote.com The Investors Real Estate Trust 48th Annual Meeting of Shareholders will be held on September 18, 2018, at 9:00 a.m. CDT at the Grand Hotel, 1505 North Broadway, Minot, North Dakota 58703 This proxy is Solicited on Behalf of the Board of Trustees. The undersigned holder of Common Shares of Beneficial Interest of INVESTORS REAL ESTATE TRUST, a North Dakota Real Estate Investment Trust ("IRET"), hereby appoints Anne M. Olson and John A. Kirchmann, and each of them (the "Representatives"), the true and lawful proxies of the undersigned, with the full power of substitution, to vote on behalf of the undersigned all Common Shares of Beneficial interest of IRET which the undersigned is entitled to vote at the 2018 Annual Meeting of Shareholders of IRET to be held at the Grand Hotel, 1505 North Broadway, Minot, North Dakota, on September 18, 2018, at 9:00 a.m., CDT, or any adjournment thereof, in the manner hereafter indicated. In their discretion, the Representatives are authorized to vote upon such other matters as may properly come before the meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREIN, BUT IF SUCH INSTRUCTIONS ARE NOT MARKED HEREIN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION AS TRUSTEES, FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AND FOR RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND, WITH RESPECT TO ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING, IN THE DISCRETION OF THE PROXY HOLDERS, ALL IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT OF IRET, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED. 0000386756_2 R1.0.1.17 Continued and to be signed on reverse side